Sales Report:Supplement No. 193 dated May 10, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 433176
This series of Notes was issued and sold upon the funding of the borrower loan #42368, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Apr-27-2010
				Auction end date:	May-04-2010

Starting lender yield:	8.48%	Starting borrower rate/APR:	9.48% / 9.82%	Starting monthly payment:	$272.20
Final lender yield:	8.30%	Final borrower rate/APR:	9.30% / 9.64%	Final monthly payment:	$271.49

Auction yield range:	3.04% - 8.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	8%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 5	Length of status:	9y 11m
Credit score:	820-839 (Apr-2010)	Total credit lines:	29	Occupation:	Tradesman - Electri...
Now delinquent:	0	Revolving credit balance:	$5,962	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	BigT103	Borrower's state:	Massachusetts	Borrower's group:	Socorro Capital Partners
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	29 ( 100% )	820-839 (Latest)
Principal borrowed:	$33,500.00	< 31 days late:	0 ( 0% )	800-819 (May-2009) 800-819 (Apr-2008) 740-759 (Aug-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
Debt Consolidation
Purpose of loan:
Pay down debt

My financial situation:
I am a good candidate for this loan because my past payment history speaks for itself.? I've never missed a payment with prosper and I will continue to make my payments on time if not earlier. Thank you all for your help.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DeltaGambler	$25.00	$25.00	4/27/2010 9:23:01 AM
cub510	$100.00	$100.00	4/27/2010 9:25:03 AM
phillipd48	$25.00	$25.00	4/27/2010 9:30:15 AM
revenue-ruler6	$25.00	$25.00	4/27/2010 9:32:39 AM
kenji4861	$25.00	$25.00	4/27/2010 9:33:16 AM
alpinaut	$25.00	$25.00	4/27/2010 9:32:45 AM
GrommetPosse	$25.00	$25.00	4/27/2010 9:36:02 AM
Marathoner	$25.00	$25.00	4/27/2010 9:22:05 AM
LoansomeRanger	$50.00	$50.00	4/27/2010 9:36:12 AM
buukyak	$25.00	$25.00	4/27/2010 9:23:24 AM
KandKLegacyInvestments	$25.00	$25.00	4/27/2010 9:23:35 AM
tender-integrity3	$50.00	$50.00	4/27/2010 9:35:56 AM
stable-nickel	$59.78	$59.78	4/27/2010 9:36:18 AM
thedoctor	$100.00	$100.00	4/27/2010 9:36:29 AM
skuba	$25.00	$25.00	4/27/2010 9:40:52 AM
dlshap	$25.00	$25.00	4/27/2010 9:26:09 AM
unclejaef	$25.00	$25.00	4/27/2010 9:41:52 AM
red-trade-cologne	$25.00	$25.00	4/27/2010 9:44:06 AM
r0b3m4n	$25.00	$25.00	4/27/2010 9:44:12 AM
ray1051	$25.00	$25.00	4/27/2010 9:48:34 AM
zenchef	$25.00	$25.00	4/27/2010 9:45:04 AM
axl163	$25.00	$25.00	4/27/2010 9:50:19 AM
gain-seagull9	$25.00	$25.00	4/27/2010 9:52:37 AM
best-decisive-peace	$25.00	$25.00	4/27/2010 9:48:30 AM
paladin847	$25.00	$25.00	4/27/2010 9:48:37 AM
Toby1montana	$100.00	$100.00	4/27/2010 9:48:43 AM
careful-note	$50.00	$50.00	4/27/2010 9:53:05 AM
bonus-adventure3	$25.00	$25.00	4/27/2010 9:53:38 AM
antlr	$25.00	$25.00	4/27/2010 9:53:45 AM
afotherg	$25.00	$25.00	4/27/2010 9:54:21 AM
HunterSix	$25.00	$25.00	4/27/2010 9:50:06 AM
thorough-exchange4	$40.00	$40.00	4/27/2010 9:54:45 AM
turbine5	$40.00	$40.00	4/27/2010 9:55:06 AM
Barak	$40.00	$40.00	4/27/2010 9:53:02 AM
TakeCare	$100.00	$100.00	4/27/2010 9:53:28 AM
satisfying-durability	$25.00	$25.00	4/27/2010 9:54:08 AM
hookUup	$25.00	$25.00	4/27/2010 9:54:38 AM
superchicken	$25.00	$25.00	4/27/2010 9:54:52 AM
Timchenko_LLC	$25.00	$25.00	4/27/2010 9:43:38 AM
fcukciti	$50.00	$50.00	4/27/2010 9:44:30 AM
DadWarbucks	$25.00	$25.00	4/27/2010 9:44:51 AM
GetItRight	$25.00	$25.00	4/27/2010 9:45:49 AM
money-floret	$100.00	$100.00	4/27/2010 9:47:35 AM
JKEnterprises	$25.00	$25.00	4/27/2010 9:48:11 AM
first-pragmatic-note	$25.00	$25.00	4/27/2010 9:48:49 AM
WHEREISTHEMOON	$25.00	$25.00	4/27/2010 9:49:04 AM
heavenly-repayment4	$25.00	$25.00	4/27/2010 9:49:14 AM
jjb3	$25.00	$25.00	4/27/2010 9:49:49 AM
suburbanman64	$30.00	$30.00	4/27/2010 9:50:14 AM
iolaire	$25.00	$25.00	4/27/2010 9:51:23 AM
delicious-social132	$40.00	$40.00	4/27/2010 9:52:50 AM
tenacious-compassion9	$30.00	$30.00	4/27/2010 9:53:08 AM
fantastic-openness	$50.00	$50.00	4/27/2010 9:53:11 AM
Jassi	$25.00	$25.00	4/27/2010 10:05:19 AM
DukSerduk	$25.00	$25.00	4/27/2010 9:53:51 AM
GiantAardvark	$25.00	$25.00	4/27/2010 9:54:11 AM
five-star-asset2	$25.00	$25.00	4/27/2010 9:54:43 AM
SNH	$31.00	$31.00	4/27/2010 9:55:00 AM
mtp	$50.00	$50.00	4/27/2010 10:05:16 AM
Kame	$25.00	$25.00	4/27/2010 10:03:26 AM
japerk	$25.00	$25.00	4/27/2010 10:03:43 AM
capital-web193	$25.00	$25.00	4/27/2010 10:05:38 AM
Aberdeen	$400.00	$400.00	4/27/2010 10:35:51 AM
GrayStudio	$50.00	$50.00	4/27/2010 10:37:23 AM
minista	$25.00	$25.00	4/27/2010 10:49:59 AM
enriching-payout	$25.00	$25.00	4/27/2010 11:20:15 AM
Cherrypicker	$50.00	$50.00	4/27/2010 12:30:49 PM
docdekay	$40.00	$40.00	4/27/2010 10:48:14 AM
DHolly	$25.00	$25.00	4/27/2010 12:56:59 PM
twjh	$25.00	$25.00	4/27/2010 10:53:53 AM
selector568	$74.04	$74.04	4/27/2010 12:14:16 PM
springpanda	$25.00	$25.00	4/27/2010 3:13:15 PM
lawyervon	$25.00	$25.00	4/27/2010 6:53:39 PM
Airbandit	$34.43	$34.43	4/27/2010 9:00:17 PM
blot44	$25.00	$25.00	4/27/2010 7:21:24 PM
Barky52	$25.00	$25.00	4/28/2010 7:29:33 AM
octoberfresh	$25.00	$25.00	4/28/2010 8:28:50 AM
thoughtful-justice8	$25.00	$25.00	4/28/2010 2:28:16 PM
jrlvnv	$25.00	$25.00	4/28/2010 4:59:32 PM
kapplcd	$25.00	$25.00	4/28/2010 1:42:55 PM
dontscrewmeover1	$50.00	$50.00	4/28/2010 6:09:59 PM
felicity-loyalist0	$40.00	$40.00	4/28/2010 6:27:56 PM
authoritative-capital	$25.00	$25.00	4/28/2010 5:28:09 PM
p2ploan-sensation211	$50.00	$50.00	4/28/2010 7:31:17 PM
exchange-grizzly	$25.00	$25.00	4/29/2010 7:13:52 AM
buffalobills	$25.00	$25.00	4/29/2010 6:38:25 AM
SOP_Bank	$25.00	$25.00	4/29/2010 8:25:19 AM
irishladslad	$27.71	$27.71	4/28/2010 7:12:30 PM
durability-halibut	$25.00	$25.00	4/29/2010 8:55:25 PM
FloridaBookie	$25.00	$25.00	4/30/2010 12:20:17 PM
GoldenTrout	$25.00	$25.00	5/2/2010 9:19:08 PM
rockhound84	$25.00	$25.00	5/3/2010 4:35:45 AM
loanman2007	$100.00	$100.00	5/3/2010 4:36:18 AM
benevolent-benefit	$100.00	$100.00	5/3/2010 6:57:38 AM
dsgfl1	$100.00	$100.00	5/3/2010 9:00:37 AM
Richmp412	$25.00	$25.00	5/3/2010 9:00:11 AM
crawfishcentral	$25.00	$25.00	5/3/2010 10:14:07 AM
LittleMingo	$30.00	$30.00	5/3/2010 10:13:03 AM
SnakeV	$25.00	$25.00	5/3/2010 12:17:53 PM
FundMaker	$25.00	$25.00	5/3/2010 11:30:16 AM
dbanwart	$25.00	$25.00	5/3/2010 1:00:57 PM
Loan_Direct	$33.89	$33.89	5/3/2010 1:22:09 PM
favorite-commerce	$50.00	$50.00	5/3/2010 2:19:44 PM
DoctorJoe	$50.00	$50.00	5/3/2010 4:10:46 PM
ToloUSN	$50.00	$50.00	5/3/2010 4:31:13 PM
flshdaskll	$25.00	$25.00	5/3/2010 4:43:30 PM
bfn311	$26.61	$26.61	5/3/2010 5:37:06 PM
YummiBear	$25.00	$25.00	5/3/2010 5:58:07 PM
ualdriver	$44.96	$44.96	5/3/2010 6:52:41 PM
BankofBeth	$25.00	$25.00	5/3/2010 7:21:27 PM
Personal-Bond	$31.61	$31.61	5/4/2010 2:23:41 AM
nicebank	$25.96	$25.96	5/4/2010 2:48:33 AM
CA_Lender	$25.00	$25.00	5/4/2010 3:15:07 AM
bamboozled_again	$37.73	$37.73	5/4/2010 3:23:40 AM
Favish	$100.00	$100.00	5/4/2010 7:28:23 AM
drummerdad	$25.00	$25.00	5/4/2010 7:47:57 AM
samhome	$60.00	$60.00	5/4/2010 7:42:45 AM
friendinmoney	$31.33	$31.33	5/4/2010 8:02:11 AM
vigman777	$30.00	$30.00	5/4/2010 8:46:35 AM
ExtraIncome	$40.00	$40.00	5/4/2010 8:40:34 AM
Divot	$25.00	$25.00	4/27/2010 9:26:19 AM
ArashMass	$30.00	$30.00	4/27/2010 9:29:08 AM
zippy-revenue8	$25.00	$25.00	4/27/2010 9:31:51 AM
bds9646	$26.00	$26.00	4/27/2010 9:32:31 AM
meux99	$25.00	$25.00	4/27/2010 9:35:52 AM
rangers94	$25.00	$25.00	4/27/2010 9:33:42 AM
Archimeech	$25.00	$25.00	4/27/2010 9:22:12 AM
love_what_you_do	$25.00	$25.00	4/27/2010 9:22:24 AM
practice44	$25.00	$25.00	4/27/2010 9:40:20 AM
Blue_HorseShoe	$25.00	$25.00	4/27/2010 9:37:12 AM
lagnisiruk	$25.00	$25.00	4/27/2010 9:41:18 AM
seattle	$25.00	$25.00	4/27/2010 9:27:01 AM
turbospeed	$25.00	$25.00	4/27/2010 9:42:36 AM
adhawan325	$25.00	$25.00	4/27/2010 9:39:50 AM
dharma1	$25.00	$25.00	4/27/2010 9:40:07 AM
10ECgirl	$25.00	$25.00	4/27/2010 9:43:41 AM
FjLenders	$25.00	$25.00	4/27/2010 9:46:23 AM
Cheburashka	$30.00	$30.00	4/27/2010 9:46:28 AM
Dazz2061	$25.00	$25.00	4/27/2010 9:46:39 AM
moves	$25.00	$25.00	4/27/2010 9:31:53 AM
Railbird	$25.00	$25.00	4/27/2010 9:47:57 AM
toblerone	$50.00	$50.00	4/27/2010 9:48:05 AM
kchen486	$25.00	$25.00	4/27/2010 9:49:22 AM
Dreamconnection	$25.00	$25.00	4/27/2010 9:49:28 AM
AJSinvest	$25.00	$25.00	4/27/2010 9:49:38 AM
Holtavious	$25.00	$25.00	4/27/2010 9:49:59 AM
rescue	$100.00	$100.00	4/27/2010 9:45:53 AM
BayShell	$50.00	$50.00	4/27/2010 9:46:08 AM
junctionking	$25.00	$25.00	4/27/2010 9:35:12 AM
ahansen	$25.00	$25.00	4/27/2010 9:47:04 AM
dospapalotes	$25.00	$25.00	4/27/2010 9:47:12 AM
shrewd-deal	$25.00	$25.00	4/27/2010 9:47:39 AM
gauss02	$25.00	$25.00	4/27/2010 9:36:45 AM
Tai	$25.00	$25.00	4/27/2010 9:36:55 AM
evnagelist	$25.00	$25.00	4/27/2010 9:52:33 AM
truth-image	$50.00	$50.00	4/27/2010 9:52:41 AM
skillful-diversification2	$25.00	$25.00	4/27/2010 9:48:58 AM
Daneistes	$100.00	$100.00	4/27/2010 9:53:43 AM
euro-starter	$25.00	$25.00	4/27/2010 9:49:20 AM
JGB	$25.00	$25.00	4/27/2010 9:53:56 AM
djs81	$50.00	$50.00	4/27/2010 9:54:19 AM
MoneySiles	$25.00	$25.00	4/27/2010 9:54:29 AM
investment-network	$25.00	$25.00	4/27/2010 9:54:34 AM
contract-giant	$25.00	$25.00	4/27/2010 9:54:42 AM
mykkai	$25.00	$25.00	4/27/2010 9:54:48 AM
jdashv	$25.00	$25.00	4/27/2010 9:51:47 AM
Ivan2007	$25.00	$25.00	4/27/2010 9:52:44 AM
nickel-ferret	$25.00	$25.00	4/27/2010 9:52:47 AM
meenan	$25.00	$25.00	4/27/2010 9:52:56 AM
bright-balance	$25.00	$25.00	4/27/2010 9:53:19 AM
money-surge1	$25.00	$25.00	4/27/2010 9:54:01 AM
HHP	$25.00	$25.00	4/27/2010 9:43:24 AM
figs4u2	$80.00	$80.00	4/27/2010 9:54:13 AM
steady-funds6	$25.00	$25.00	4/27/2010 9:45:13 AM
Walkingcowboy	$25.00	$25.00	4/27/2010 9:47:23 AM
dinero-oasis	$25.00	$25.00	4/27/2010 9:49:46 AM
ingenious-order783	$25.00	$25.00	4/27/2010 9:49:52 AM
authoritative-capital	$25.00	$25.00	4/27/2010 9:52:28 AM
museic1	$25.00	$25.00	4/27/2010 10:04:53 AM
bchen78875	$50.00	$50.00	4/27/2010 10:05:08 AM
kulender	$25.00	$25.00	4/27/2010 9:53:52 AM
interest-jedi0	$50.00	$50.00	4/27/2010 9:53:59 AM
KeepOnRunning	$50.00	$31.15	4/27/2010 10:05:42 AM
organic-income5	$50.00	$50.00	4/27/2010 9:54:25 AM
GeorgiaGator	$50.00	$50.00	4/27/2010 9:54:49 AM
mathprof	$25.00	$25.00	4/27/2010 10:04:04 AM
yield-seeker	$25.00	$25.00	4/27/2010 10:04:59 AM
mrzz	$25.00	$25.00	4/27/2010 10:05:11 AM
uncleubb	$25.00	$25.00	4/27/2010 10:22:06 AM
Tech-Entrepreneur	$25.00	$25.00	4/27/2010 10:48:11 AM
turbostar666	$30.00	$30.00	4/27/2010 10:49:55 AM
wwwUniversal	$25.00	$25.00	4/27/2010 11:21:37 AM
Sven79	$50.00	$50.00	4/27/2010 11:24:01 AM
RandyL3	$99.00	$99.00	4/27/2010 10:34:47 AM
zento	$25.00	$25.00	4/27/2010 11:46:50 AM
manuvns	$25.00	$25.00	4/27/2010 10:47:03 AM
surfsider123	$25.00	$25.00	4/27/2010 12:42:48 PM
bomdel	$25.00	$25.00	4/27/2010 4:24:24 PM
NoNameLender	$45.68	$45.68	4/28/2010 11:27:41 AM
b1geasy	$25.00	$25.00	4/28/2010 11:48:49 AM
MoneyForNothing	$25.00	$25.00	4/28/2010 4:48:02 PM
JedClampett	$75.00	$75.00	4/28/2010 6:36:55 PM
Finspons	$25.00	$25.00	4/28/2010 8:26:32 PM
socal-lender	$25.00	$25.00	4/28/2010 10:29:53 PM
all_of_that_one	$25.00	$25.00	4/29/2010 6:27:37 AM
p2ploan-sensation211	$25.00	$25.00	4/28/2010 7:41:15 PM
Sarspatula	$30.88	$30.88	4/29/2010 9:33:57 AM
RichDadPoorDad	$25.00	$25.00	4/29/2010 1:00:20 PM
interstellar	$50.00	$50.00	4/29/2010 1:15:35 PM
robertmm25	$34.35	$34.35	4/29/2010 10:17:19 AM
lender5150	$25.00	$25.00	4/29/2010 11:14:45 AM
robweiss	$25.00	$25.00	4/29/2010 4:30:06 PM
Jumping_Jedi	$25.00	$25.00	4/29/2010 12:23:27 PM
debtcollector	$50.00	$50.00	4/29/2010 2:24:49 PM
jpblan11	$25.00	$25.00	4/29/2010 2:47:44 PM
payontime1	$30.00	$30.00	4/29/2010 8:26:58 PM
Dollars4Rent	$25.00	$25.00	4/29/2010 7:12:49 PM
dgagli1	$40.00	$40.00	4/30/2010 11:19:23 AM
bankofriverside	$35.00	$35.00	4/30/2010 12:09:45 PM
historyman	$25.00	$25.00	4/30/2010 2:30:57 PM
Kelor99	$25.00	$25.00	4/30/2010 11:22:36 AM
CA_Lender	$25.00	$25.00	4/30/2010 5:43:29 PM
ORteacher	$50.00	$50.00	4/30/2010 5:57:49 PM
giovani	$25.00	$25.00	5/2/2010 11:17:37 PM
mattblizz	$25.00	$25.00	5/3/2010 12:09:50 AM
Money_Hog	$25.00	$25.00	5/3/2010 6:40:18 AM
Manta_Rai	$25.00	$25.00	5/3/2010 6:59:57 AM
enchanted-reward1	$25.00	$25.00	5/3/2010 8:08:38 AM
skubwa	$25.00	$25.00	5/3/2010 8:51:17 AM
ptjg	$37.28	$37.28	5/3/2010 11:07:27 AM
SeaLoans	$25.00	$25.00	5/3/2010 11:16:22 AM
interest88	$25.00	$25.00	5/3/2010 3:01:17 PM
rainbowsorbet	$25.00	$25.00	5/3/2010 3:50:39 PM
Xsi2k	$25.00	$25.00	5/3/2010 4:07:00 PM
JustOneVoice	$25.00	$25.00	5/3/2010 6:24:00 PM
spiff666	$25.00	$25.00	5/3/2010 8:33:23 PM
socal-lender	$25.00	$25.00	5/3/2010 7:35:35 PM
Charmart	$25.00	$25.00	5/4/2010 2:55:39 AM
grampy48	$25.00	$25.00	5/4/2010 6:33:59 AM
freefly67	$26.61	$26.61	5/4/2010 7:36:08 AM
brlarue	$25.00	$25.00	5/4/2010 7:40:05 AM
StocksMan	$50.00	$50.00	5/4/2010 9:15:42 AM
242 bids
Borrower Payment Dependent Notes Series 453110
This series of Notes was issued and sold upon the funding of the borrower loan #42365, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Apr-27-2010
				Auction end date:	May-04-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$239.75
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$227.91

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	26.76%
Lender servicing fee:	1.00%	Estimated return:	3.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	64%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	16 / 15	Length of status:	4y 6m
Credit score:	600-619 (Apr-2010)	Total credit lines:	43	Occupation:	Military Officer
Now delinquent:	0	Revolving credit balance:	$829	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Army_Officer_Doc	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	600-619 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	600-619 (Jul-2008)
Principal balance:	$2,289.50	31+ days late:	0 ( 0% )
Total payments billed:	20
Description
Army Officer / perfect prosper hx
Purpose of loan:
This loan will be used to continue consolidating my debt and build my credit score on prosper.? I started working on rebuilding my credit score after finishing medical school and becoming a military officer.? I have perfect payment history on my first prosper loan which is almost two years old in July without a single late payment.? My student loans which impact my total debt are all in deferment due to my military service.? My goal is get my loans and credit cards paid down that I accumulated out of necessity due to attending graduate school full time while supporting?a family of six.? I plan to pay off the original Prosper loan ($2400), another portion?will finish paying off the remaining small balances I have on several different cards (Capital One, HSBC, Star Card) and paying for national board exam and state license which are required the first year after graduation from medical school. ($700 test fee and $400 State license)

My financial situation:
I am a good candidate for this loan because I am a current prosper customer with perfect payment history for almost two year now without a single late payment.? I also recently graduated medical school and completing my board certification training.? I serve as a military officer providing me with a steady guaranteed income with benefits for my family without worry of losing my job.? I hope to soon be a prosper investor as my income will be changing drastically over the next few years as I complete my specialty physician training and pay off loan acquired to complete my training.

Monthly net income: $ 5600? (Not including my spouse who works full time)

Monthly expenses: $?Household expenses listed below?but spouse income not entered above??
Housing: $ 1425 (I receive a military allowance for housing tax free 1410 per mth)??
Insurance: $ 158??
Car expenses: $ 690??
Utilities: $?322??
Phone, cable, internet: $?99??
Food, entertainment: $ 400 ( I receive a military allowance of 223 per mth for food also tax free)??
Clothing, household expenses $ 100??
Credit cards and other loans: $ 1380??
Other expenses: $

I have been a great investment for those who loaned me money on prosper two years ago.? I hope that because I have established a?good payment?history on prosper I will be able to decrease my interest rate and pay off the original prosper loan.? Thanks.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jeffe43	$50.00	$50.00	4/27/2010 8:44:58 PM
SolarMoonshine	$100.00	$100.00	4/28/2010 5:20:25 PM
nodebt2012	$85.00	$85.00	4/28/2010 10:59:32 PM
atomantic	$50.00	$50.00	4/28/2010 11:43:05 PM
alexgalt	$25.00	$25.00	4/28/2010 8:37:51 PM
dinero-broker	$100.00	$100.00	4/29/2010 1:10:31 PM
ore-leather	$25.00	$25.00	4/29/2010 5:47:45 PM
PXM-Financial	$50.00	$50.00	4/29/2010 9:56:07 PM
shrewd-asset	$25.00	$25.00	4/30/2010 10:22:07 AM
respectful-integrity3	$25.00	$25.00	4/30/2010 6:09:44 AM
HenlopenCapital	$25.00	$25.00	4/30/2010 1:01:28 PM
Jazzy503	$26.00	$26.00	4/30/2010 5:21:26 PM
peso-miser	$25.00	$25.00	5/2/2010 9:20:35 PM
return-grizzly	$100.00	$100.00	5/3/2010 12:54:07 AM
icanhasloanz	$200.00	$200.00	5/3/2010 4:33:50 AM
penny-sergeant	$25.00	$25.00	5/3/2010 7:59:39 AM
eod_man	$100.00	$100.00	5/3/2010 1:02:14 PM
PotBellyPete	$25.00	$25.00	5/3/2010 1:08:57 PM
brightest-dignified-penny	$25.00	$25.00	5/3/2010 4:48:48 PM
Kash2010lu	$35.00	$35.00	5/3/2010 11:10:46 PM
ZOOOM	$25.00	$25.00	5/4/2010 6:54:16 AM
DasMula	$25.00	$25.00	5/4/2010 7:21:11 AM
Ogerta	$50.00	$50.00	5/4/2010 7:19:30 AM
Bob450	$25.00	$25.00	5/4/2010 9:11:07 AM
quickstep	$400.00	$300.34	5/4/2010 8:50:41 AM
balanced-balance6	$25.00	$25.00	5/4/2010 9:07:23 AM
Aberdeen	$400.00	$400.00	4/29/2010 4:03:33 AM
superb-kindness2	$75.00	$75.00	4/28/2010 6:03:20 PM
chameleon125	$50.00	$50.00	4/29/2010 8:34:41 AM
lucrative-loan	$100.00	$100.00	4/29/2010 5:18:27 PM
enthusiastic-balance5	$250.00	$250.00	4/29/2010 7:06:40 PM
new-peso-concerto	$50.00	$50.00	4/30/2010 9:13:38 AM
doubls	$44.10	$44.10	4/29/2010 7:49:04 PM
reflective-rupee	$50.00	$50.00	4/30/2010 11:28:32 AM
MilitaryLending	$500.00	$500.00	4/30/2010 5:55:03 AM
twjh	$25.00	$25.00	4/30/2010 6:00:45 AM
Kqwik	$50.00	$50.00	4/30/2010 10:16:27 AM
investment-tempo	$25.00	$25.00	4/30/2010 10:20:40 AM
paradiseinvestor	$50.00	$50.00	5/2/2010 9:42:20 PM
stupiddayjob	$25.00	$25.00	5/2/2010 10:41:34 PM
Military-2-Military	$1,000.00	$1,000.00	5/3/2010 6:27:32 AM
realtormoises	$25.00	$25.00	5/3/2010 6:28:21 AM
JauaFlash	$29.58	$29.58	5/3/2010 7:23:46 AM
zxr	$25.00	$25.00	5/3/2010 9:42:39 AM
Chesterite	$100.00	$100.00	5/3/2010 9:20:47 AM
niq4soccer	$25.00	$25.00	5/3/2010 5:07:55 PM
COCHINOBOY	$54.98	$54.98	5/3/2010 5:13:42 PM
funimuni	$25.00	$25.00	5/3/2010 7:06:38 PM
proton346	$25.00	$25.00	5/3/2010 7:27:46 PM
joefoolz	$25.00	$25.00	5/4/2010 6:06:40 AM
quickstep	$600.00	$600.00	5/4/2010 8:49:40 AM
friendinmoney	$25.00	$25.00	5/4/2010 9:07:08 AM
aquistoyraul	$25.00	$25.00	5/4/2010 9:14:37 AM
balanced-balance6	$25.00	$25.00	5/4/2010 9:08:23 AM
Bob450	$25.00	$25.00	5/4/2010 9:12:01 AM
55 bids
Borrower Payment Dependent Notes Series 454760
This series of Notes was issued and sold upon the funding of the borrower loan #42409, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Apr-19-2010
				Auction end date:	Apr-26-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	19.03%	Final borrower rate/APR:	20.03% / 22.52%	Final monthly payment:	$55.77

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.06%
Lender servicing fee:	1.00%	Estimated return:	-1.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1988	Debt/Income ratio:	9%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 6	Length of status:	2y 9m
Credit score:	620-639 (Apr-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	2	Revolving credit balance:	$4,279	Stated income:	$50,000-$74,999
Amount delinquent:	$169	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	12
Screen name:	londongirl67	Borrower's state:	Illinois	Borrower's group:	NO DELINQZ
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	63 ( 100% )	620-639 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	600-619 (Jan-2008) 580-599 (Nov-2007) 600-619 (Oct-2006)
Principal balance:	$704.33	31+ days late:	0 ( 0% )
Total payments billed:	63
Description
Paying off my credit cards
I would like to finally pay off my outstanding credit card bills once and for all.? I recently paid off my first loan with Prosper and I have never missed a payment or been late. My existing loan with Prosper will be paid in full by January 2011 and again I have never missed a payment on this loan.? My monthly salary is $ 3250 (net) and my monthly expenses are $ 2230.

Monthly expenditures:

Rent ???? ?? ???? ????? ???? ???? ???? ???? ???? ???? $ 650
Electricity ???? ????? ???? ???? ???? ???? ???? ????? $ 50
Cable/Internet??????????????????????????????????? $ 150
Transportation ???? ???? ???? ???? ???? ???? ???? $ 90
Dell ???? ???? ???? ???? ???? ???? ???? ???? ???? ???? $ 100
Insurance ???? ???? ???? ???? ???? ???? ???? ???? ? $ 200
Prosper ???? ????? ???? ???? ???? ???? ???? ???? ??? $ 90
Credit card ???? ???? ???? ???? ???? ???? ???? ???? $ 500
Groceries ???? ???? ???? ???? ???? ???? ???? ???? ? $ 200
Misc/mobile phone ??????????????????????????? $ 200

With my salary I will not have a problem with the loan repayments and I hope that the prosper community at large will help me fund this new request.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jhouman	$25.00	$25.00	4/19/2010 12:02:32 PM
SNH	$50.00	$50.00	4/20/2010 5:17:02 PM
Aberdeen	$400.00	$400.00	4/23/2010 12:08:06 AM
portfolio-turbine	$27.00	$27.00	4/23/2010 5:02:37 AM
CoolPlexer	$69.34	$69.34	4/23/2010 6:22:17 AM
Kash2010lu	$35.00	$35.00	4/23/2010 11:05:51 AM
autonomous-power	$25.00	$25.00	4/24/2010 9:06:24 PM
checzwick	$25.00	$25.00	4/26/2010 5:24:37 AM
Mikale360	$25.00	$25.00	4/26/2010 6:33:31 AM
jhouman	$25.00	$25.00	4/26/2010 4:28:19 AM
kinetic-social	$25.00	$22.87	4/26/2010 11:15:54 AM
Aberdeen	$400.00	$400.00	4/23/2010 12:07:56 AM
jpblan11	$30.00	$30.00	4/23/2010 4:26:59 PM
paul1	$35.00	$35.00	4/24/2010 3:00:26 PM
shrewd-income	$25.00	$25.00	4/25/2010 10:10:27 PM
pathcrx	$30.79	$30.79	4/26/2010 6:53:02 AM
ultimate-peace	$250.00	$250.00	4/26/2010 10:55:41 AM
17 bids
Borrower Payment Dependent Notes Series 455584
This series of Notes was issued and sold upon the funding of the borrower loan #42387, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,850.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Apr-27-2010
				Auction end date:	May-04-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$83.69
Final lender yield:	25.95%	Final borrower rate/APR:	26.95% / 29.28%	Final monthly payment:	$75.48

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.88%
Lender servicing fee:	1.00%	Estimated return:	10.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1998	Debt/Income ratio:	18%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 5	Length of status:	4y 9m
Credit score:	600-619 (Apr-2010)	Total credit lines:	20	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,590	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	kully123	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	560-579 (Sep-2008)
Principal balance:	$605.53	31+ days late:	0 ( 0% )
Total payments billed:	18
Description
Paying off my loan and credit cards
Purpose of loan:
Is to pay off my credit cards and pay my loan off from Prosper.

My financial situation:
I am a good candidate for this loan because I have been a massage therapist for over 8 years and with the current company for almost 5. I love what I do especially when it helps others. I am a single mom just trying to do what I can for my son. I'm trying not to make 6 separate payments with high interest rates and consolidate so I make one payment? I will be able to pay off this loan when I get my taxes back next February 2011. I have been with prosper for a year and a half and have excellent payback history. That's why they are allowing me to take out a second loan.
Monthly net income: $ 1,800-$2,200? plus $378 every other week for child support

Monthly expenses: $ 2220.00
??Housing: $ 690 monthly rent
??Insurance: $ 82.00 car insurance monthly
??Car expenses: $ 357.00 monthly car payment
??Utilities: $ 140.00 mo.
??Phone, cable, internet: $ 75.00 mo.
??Food, entertainment: $ 125.00 mo. food mostly
??Clothing, household expenses $ 40.00 mo.
??Credit cards and other loans: $ 136.00 mo
??Other expenses: $ 575.? daycare for my son per month
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$25.00	$25.00	4/28/2010 8:18:03 AM
Unitas4302	$300.00	$300.00	4/29/2010 4:13:45 AM
SolarMoonshine	$25.00	$25.00	4/29/2010 5:50:18 PM
marwadi-62	$200.00	$200.00	4/30/2010 11:49:47 AM
five-star-note	$50.00	$50.00	4/30/2010 5:21:37 PM
jpblan11	$25.00	$25.00	5/3/2010 3:32:59 AM
rockhound84	$25.00	$25.00	5/3/2010 6:21:41 AM
realtormoises	$25.00	$25.00	5/3/2010 6:27:05 AM
JauaFlash	$29.57	$29.57	5/3/2010 7:24:52 AM
shrewd-income	$25.00	$25.00	5/3/2010 5:52:21 PM
triumph246	$50.00	$50.00	5/3/2010 8:01:49 PM
malomar66	$40.00	$40.00	5/3/2010 11:21:49 PM
Kash2010lu	$25.00	$25.00	5/3/2010 11:11:47 PM
dstolars	$25.00	$25.00	5/4/2010 6:11:55 AM
crawfishcentral	$50.00	$50.00	5/4/2010 5:53:22 AM
ZOOOM	$25.00	$25.00	5/4/2010 6:52:11 AM
aquistoyraul	$25.00	$25.00	5/4/2010 6:56:46 AM
Mikale360	$25.00	$25.00	5/4/2010 6:41:10 AM
Bob450	$40.00	$40.00	5/4/2010 8:44:20 AM
groovychick	$25.00	$25.00	4/28/2010 4:41:18 PM
JackinGreen	$29.00	$29.00	4/30/2010 7:22:17 AM
the-cash-allotment	$25.00	$25.00	4/30/2010 5:10:14 PM
Nasdaq	$25.00	$25.00	5/3/2010 12:56:39 AM
atomantic	$44.98	$44.98	5/3/2010 8:15:10 AM
Chesterite	$250.00	$250.00	5/3/2010 9:30:25 AM
JPAW777	$29.55	$29.55	5/3/2010 2:33:25 PM
zeeexsixare	$25.00	$25.00	5/3/2010 7:26:30 PM
icanhasloanz	$200.00	$200.00	5/3/2010 10:33:22 PM
wild-orange	$25.00	$25.00	5/4/2010 12:40:07 AM
principal-laser	$61.06	$61.06	5/4/2010 4:16:53 AM
social-conductor4	$25.00	$0.84	5/4/2010 6:46:52 AM
wealth-pipeline	$25.00	$25.00	5/4/2010 7:40:09 AM
triumph246	$50.00	$50.00	5/4/2010 9:14:22 AM
33 bids
Borrower Payment Dependent Notes Series 455802
This series of Notes was issued and sold upon the funding of the borrower loan #42390, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Apr-27-2010
				Auction end date:	May-04-2010

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$94.26
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$92.78

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1999	Debt/Income ratio:	28%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	3y 0m
Credit score:	640-659 (Apr-2010)	Total credit lines:	17	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$10,154
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	contract-embrace	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 29763.00

Monthly expenses: $?1217.00
??Housing: $ none live with inlaws
??Insurance: $ 63.00
??Car expenses: $ 263.00
??Utilities: $ 57.00
??Phone, cable, internet: $ 132.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $?302.00
??Other expenses: $ none
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

KandKLegacyInvestments	$25.00	$25.00	4/27/2010 9:23:47 AM
hrubinst	$25.00	$25.00	4/27/2010 9:57:10 AM
delicious-social132	$25.00	$25.00	4/27/2010 9:58:11 AM
unassassinable	$25.00	$25.00	4/27/2010 9:59:24 AM
orderly-leverage	$40.00	$40.00	4/27/2010 9:59:51 AM
integrity-doctor	$100.00	$100.00	4/27/2010 10:01:27 AM
mmckune	$25.00	$25.00	4/27/2010 9:59:19 AM
GiantAardvark	$25.00	$25.00	4/27/2010 10:02:14 AM
AF-Chief	$27.00	$27.00	4/27/2010 9:52:17 AM
market-pudding	$25.00	$25.00	4/27/2010 10:03:46 AM
JGB	$25.00	$25.00	4/27/2010 10:00:24 AM
rider350	$25.00	$25.00	4/27/2010 10:02:36 AM
thorough-exchange4	$25.00	$25.00	4/27/2010 10:03:04 AM
Comoparklender	$30.00	$30.00	4/27/2010 10:17:47 AM
Marathoner	$25.00	$25.00	4/27/2010 10:19:39 AM
radforj22	$25.00	$25.00	4/27/2010 10:24:01 AM
bowdish1	$50.00	$50.00	4/27/2010 10:24:17 AM
important-ore	$50.00	$50.00	4/27/2010 10:25:45 AM
dschaaf	$25.00	$25.00	4/27/2010 10:26:48 AM
organic-income5	$40.00	$40.00	4/27/2010 10:28:13 AM
castleman	$25.00	$25.00	4/27/2010 10:28:25 AM
Artist_Blue	$25.00	$25.00	4/27/2010 10:31:43 AM
CAGE-Investments	$75.00	$75.00	4/27/2010 10:31:08 AM
nickel-ferret	$25.00	$25.00	4/27/2010 10:32:33 AM
income-fortress	$25.00	$25.00	4/27/2010 10:31:56 AM
return-eclipse0	$25.00	$25.00	4/27/2010 10:23:19 AM
kindness-percolator5	$25.00	$25.00	4/27/2010 10:33:01 AM
a-finance-nirvana	$25.00	$25.00	4/27/2010 10:33:07 AM
sloak	$25.00	$25.00	4/27/2010 10:33:44 AM
studious-bonus7	$50.00	$50.00	4/27/2010 10:34:42 AM
kind-adventurous-finance	$25.00	$25.00	4/27/2010 10:34:07 AM
HamletTower	$25.00	$25.00	4/27/2010 10:36:26 AM
telegon	$25.00	$13.00	4/27/2010 10:37:38 AM
upbeat-principal	$25.00	$25.00	4/27/2010 10:27:58 AM
Ripsaw4U	$25.00	$25.00	4/27/2010 10:33:53 AM
interest-griffin	$50.00	$50.00	4/27/2010 10:35:18 AM
investor7257	$25.00	$25.00	4/27/2010 10:35:34 AM
loanforyou08	$25.00	$25.00	4/27/2010 10:37:17 AM
uncleubb	$25.00	$25.00	4/27/2010 4:37:38 PM
broker558	$25.00	$25.00	4/28/2010 9:09:09 AM
duty-monger	$50.00	$50.00	4/28/2010 8:25:07 AM
Easystreet	$25.00	$25.00	4/28/2010 10:29:54 AM
dmk2006	$25.00	$25.00	5/3/2010 2:16:36 PM
Bob450	$25.00	$25.00	5/3/2010 10:01:32 PM
Avala	$50.00	$50.00	4/27/2010 9:57:47 AM
torion	$25.00	$25.00	4/27/2010 9:57:14 AM
loan-kung-fu	$25.00	$25.00	4/27/2010 10:02:07 AM
interest-jedi0	$50.00	$50.00	4/27/2010 10:01:04 AM
gelidfrank	$25.00	$25.00	4/27/2010 10:05:21 AM
dinero-speaker	$25.00	$25.00	4/27/2010 9:58:35 AM
balanced-bill7	$100.00	$100.00	4/27/2010 10:01:52 AM
sgt-schultz	$50.00	$50.00	4/27/2010 10:19:22 AM
a-consummate-camaraderi	$50.00	$50.00	4/27/2010 10:22:32 AM
Dap2005	$25.00	$25.00	4/27/2010 10:25:11 AM
finance-prescription	$100.00	$100.00	4/27/2010 10:25:21 AM
ichibon	$75.00	$75.00	4/27/2010 10:17:06 AM
transparency-advocator	$25.00	$25.00	4/27/2010 10:18:40 AM
vanderhp	$25.00	$25.00	4/27/2010 10:29:52 AM
r0b3m4n	$25.00	$25.00	4/27/2010 10:30:56 AM
NDFIRTH	$50.00	$50.00	4/27/2010 10:32:44 AM
ddog0224	$25.00	$25.00	4/27/2010 10:35:09 AM
frogperson	$75.00	$75.00	4/27/2010 10:34:31 AM
DcUnited	$25.00	$25.00	4/27/2010 10:30:40 AM
shrewd-peace7	$25.00	$25.00	4/27/2010 10:36:05 AM
fcukciti	$50.00	$50.00	4/27/2010 10:36:52 AM
frogperson	$150.00	$150.00	4/27/2010 9:18:26 PM
wwwUniversal	$25.00	$25.00	5/3/2010 5:44:42 AM
wild-orange	$25.00	$25.00	5/4/2010 12:45:25 AM
68 bids
Borrower Payment Dependent Notes Series 456270
This series of Notes was issued and sold upon the funding of the borrower loan #42421, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	8.30%	Starting borrower rate/APR:	9.30% / 9.64%	Starting monthly payment:	$127.76
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$123.69

Auction yield range:	3.04% - 8.30%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1997	Debt/Income ratio:	24%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	17 / 17	Length of status:	14y 2m
Credit score:	720-739 (Apr-2010)	Total credit lines:	37	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$23,367	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	30%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Loan_Shark_74	Borrower's state:	Arizona	Borrower's group:	Thousand Dollar Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	30 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,667.00	< 31 days late:	0 ( 0% )	720-739 (Mar-2010) 740-759 (Aug-2009) 620-639 (Jan-2008)
Principal balance:	$35.20	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
Third Prosper Loan
Purpose of loan:
This is my?Third loan on Prosper. I recently spent 25K having solar installed on my roof. I still have over?4750 lent on Prosper. I would like to borrow against the remaining?4750 in Prosper, and use the proceeds to pay down debt.

My financial situation:
I am a good candidate for this loan because I always pay my bills.

Here are my current debts and assets:
HRS $1837 at 0% until 6/2010 - payment?19.
Citi $9571 at 1.9% until balance transfer is paid off ? I do not use, so total balance remains at 1.9% -? payment?144.
Juniper $1588 at 2.9% until?balance transfer is paid off?? I do not use, so total balance remains at 2.9% ?? payment?19.
Chase?4519 at 2.9% until 2/2011 - payment 90.
US Bank?3216 at 0% until 6/2010 - payment 33.
Dell account 2631 at 0% until 8/10 - payment 77. Half of the dell is owed by my sister, who is paying me; however, it is on my report so I am claiming it all.
I also have a discover card that I use for food and auto gas expenses. It gets paid off every month?this payment?is reflected in the monthly expenses below.?

I have?4750 in prosper earning interest at approximately 13.24%.
I have?over?32000 in a 457 mutual fund, of which I can borrow up to half if I want.?
Income: $ 64139.98 a year/ 48756.52 take home (this includes about 6500 for national guard)
I also get 639 per month from the VA for attending college under the new GI bill

Monthly expenses:
Housing: $1092??
Car/house Insurance: $114??
Car payments and Gas: $500??
Utilities: Solar?but may still have some costs (grid tied)
Phone, cable, Internet: $256??
Food, entertainment: $500??
Clothing, household expenses $100??
Credit cards and other loans: $382??
Other expenses: $ This prosper loan

Total income per month after taxes and deductions 4700. Approximately 4000 without GI bill.
Total expenses per month?2950 minimum. Average 3150 a month when discretionary spending is included. This loan will raise this to Approximately 3275.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

julijask	$35.00	$35.00	4/29/2010 4:10:58 PM
unclejaef	$25.00	$25.00	4/29/2010 4:30:10 PM
mikeandcat	$35.25	$35.25	4/29/2010 4:30:23 PM
thedoctor	$52.89	$52.89	4/29/2010 4:29:10 PM
kenji4861	$50.00	$50.00	4/29/2010 4:31:01 PM
balanced-bill7	$50.00	$50.00	4/29/2010 4:39:48 PM
harty	$60.00	$60.00	4/29/2010 4:40:15 PM
tenacious-compassion9	$30.00	$30.00	4/29/2010 4:42:01 PM
money-surge1	$25.00	$25.00	4/29/2010 4:42:56 PM
nickel-ferret	$25.00	$25.00	4/29/2010 4:41:37 PM
interest-jedi0	$50.00	$50.00	4/29/2010 4:42:52 PM
afotherg	$25.00	$25.00	4/29/2010 4:43:14 PM
hookUup	$25.00	$25.00	4/29/2010 4:43:17 PM
thorough-exchange4	$40.00	$40.00	4/29/2010 4:43:20 PM
engaging-worth	$25.00	$11.00	4/29/2010 4:46:46 PM
dharma1	$25.00	$25.00	4/29/2010 4:27:22 PM
MoneyForNothing	$25.00	$25.00	4/29/2010 7:04:27 PM
castleman	$25.00	$25.00	4/29/2010 4:40:08 PM
dlshap	$25.00	$25.00	4/29/2010 4:40:51 PM
evnagelist	$25.00	$25.00	4/29/2010 4:41:21 PM
meenan	$25.00	$25.00	4/29/2010 4:41:46 PM
fantastic-openness	$50.00	$50.00	4/29/2010 4:42:07 PM
bright-balance	$25.00	$25.00	4/29/2010 4:42:12 PM
Daneistes	$100.00	$100.00	4/29/2010 4:42:23 PM
antlr	$25.00	$25.00	4/29/2010 4:42:29 PM
JGB	$25.00	$25.00	4/29/2010 4:42:47 PM
GiantAardvark	$25.00	$25.00	4/29/2010 4:43:00 PM
figs4u2	$80.00	$80.00	4/29/2010 4:43:06 PM
bchen78875	$50.00	$50.00	4/29/2010 4:46:30 PM
platinum-rapture6	$25.00	$25.00	4/29/2010 4:46:40 PM
myidear	$25.00	$25.00	4/30/2010 10:05:31 AM
CorporateRaider	$25.00	$25.00	4/29/2010 9:57:16 PM
wwwUniversal	$25.00	$25.00	4/29/2010 9:59:22 PM
Steffy1976	$25.00	$25.00	4/30/2010 1:57:01 PM
HealthAndSafety	$100.00	$100.00	4/30/2010 11:14:36 AM
JGuide	$26.00	$26.00	5/3/2010 6:33:52 PM
Brisket_Bob	$100.00	$100.00	5/3/2010 6:57:35 PM
emjaybee	$25.00	$25.00	5/4/2010 4:04:44 AM
westernstar	$25.00	$25.00	5/4/2010 9:20:39 AM
kronosmetis	$100.00	$100.00	5/4/2010 11:28:12 AM
CollinsCrew	$37.00	$37.00	5/4/2010 2:52:12 PM
simiray	$40.00	$40.00	5/4/2010 5:00:36 PM
Stozer	$25.00	$25.00	5/5/2010 8:07:38 AM
ToloUSN	$50.00	$50.00	5/5/2010 8:48:56 AM
springpanda	$25.00	$25.00	5/5/2010 11:51:53 AM
zx12rider	$25.00	$25.00	5/5/2010 4:46:06 PM
lostperception	$30.00	$30.00	5/6/2010 12:27:36 AM
The-Lighthouse-Group	$25.00	$25.00	5/6/2010 5:16:14 AM
Wpack83	$75.00	$75.00	5/5/2010 7:00:23 PM
Simply2fly	$25.00	$25.00	5/6/2010 9:18:21 AM
redtilapia	$25.00	$25.00	5/6/2010 9:39:29 AM
KaChingInvestments	$25.00	$25.00	5/6/2010 10:00:34 AM
Dollars4Rent	$25.00	$25.00	5/6/2010 10:44:51 AM
sparkling-contract7	$25.00	$25.00	5/6/2010 11:46:27 AM
persistent-value3	$54.68	$54.68	5/6/2010 10:58:59 AM
alphabet76	$25.00	$25.00	5/6/2010 11:14:12 AM
theskippy	$25.00	$25.00	5/6/2010 12:27:07 PM
triumph246	$50.00	$50.00	5/6/2010 3:40:44 PM
buckyhead2000	$25.00	$25.00	4/29/2010 4:11:24 PM
KandKLegacyInvestments	$25.00	$25.00	4/29/2010 4:20:56 PM
tender-integrity3	$50.00	$50.00	4/29/2010 4:27:18 PM
CaptainBlueberry	$25.00	$25.00	4/29/2010 4:39:26 PM
kind-adventurous-finance	$25.00	$25.00	4/29/2010 4:39:55 PM
fcukciti	$50.00	$50.00	4/29/2010 4:41:15 PM
Ivan2007	$25.00	$25.00	4/29/2010 4:41:34 PM
credit-scout7	$30.00	$30.00	4/29/2010 4:40:05 PM
finance-negotiator2	$25.00	$25.00	4/29/2010 4:40:20 PM
Marathoner	$25.00	$25.00	4/29/2010 4:40:44 PM
bonus-adventure3	$25.00	$25.00	4/29/2010 4:42:20 PM
truth-image	$50.00	$50.00	4/29/2010 4:41:28 PM
djs81	$28.09	$28.09	4/29/2010 4:43:10 PM
delicious-social132	$40.00	$40.00	4/29/2010 4:41:41 PM
TakeCare	$100.00	$100.00	4/29/2010 4:42:16 PM
DukSerduk	$25.00	$25.00	4/29/2010 4:42:33 PM
kulender	$25.00	$25.00	4/29/2010 4:42:41 PM
mlopez2007	$50.00	$50.00	4/29/2010 4:45:03 PM
Merganser	$25.00	$25.00	4/29/2010 4:46:22 PM
life-is-great	$25.00	$25.00	4/29/2010 4:46:35 PM
meux99	$25.00	$25.00	4/29/2010 4:27:11 PM
MissionMicroFinance	$25.00	$25.00	4/29/2010 4:28:01 PM
blot44	$25.00	$25.00	4/29/2010 5:59:46 PM
Artist_Blue	$25.00	$25.00	4/29/2010 4:38:52 PM
careful-note	$50.00	$50.00	4/29/2010 4:41:51 PM
fortytwo	$100.00	$100.00	4/29/2010 4:44:55 PM
radforj22	$40.00	$40.00	4/29/2010 4:44:58 PM
golden-responsibility189	$50.00	$50.00	4/29/2010 4:45:10 PM
bradny	$25.00	$25.00	4/29/2010 4:46:44 PM
payontime1	$31.09	$31.09	4/30/2010 2:06:17 PM
generous-deal6	$25.00	$25.00	5/2/2010 9:56:47 PM
giovani	$25.00	$25.00	5/3/2010 1:55:26 AM
djmjkelso	$25.00	$25.00	5/3/2010 8:28:34 AM
Okeey	$50.00	$50.00	5/3/2010 1:38:55 PM
surfsider123	$25.00	$25.00	5/3/2010 3:46:17 PM
RandyL3	$99.00	$99.00	5/3/2010 4:41:35 PM
cebgop	$25.00	$25.00	5/3/2010 6:34:22 PM
beachfunder	$25.00	$25.00	5/3/2010 11:05:05 PM
Favish	$100.00	$100.00	5/4/2010 7:25:49 AM
loanman2007	$50.00	$50.00	5/4/2010 9:47:05 AM
dproxima	$25.00	$25.00	5/4/2010 5:44:04 PM
Kelor99	$25.00	$25.00	5/5/2010 4:36:06 PM
debt-legend	$25.00	$25.00	5/5/2010 6:20:01 PM
Megatron404	$25.00	$25.00	5/5/2010 8:42:17 PM
art75	$25.00	$25.00	5/5/2010 9:59:59 PM
sentimental-silver7	$50.00	$50.00	5/6/2010 6:22:15 AM
royloomis	$25.00	$25.00	5/5/2010 10:00:47 PM
Dollars4Rent	$25.00	$25.00	5/6/2010 10:45:07 AM
c03rc3	$25.00	$25.00	5/6/2010 12:11:24 PM
one-midas	$25.00	$25.00	5/6/2010 1:05:23 PM
108 bids
Borrower Payment Dependent Notes Series 456362
This series of Notes was issued and sold upon the funding of the borrower loan #42399, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	27.95%	Final borrower rate/APR:	28.95% / 32.95%	Final monthly payment:	$41.88

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.28%
Lender servicing fee:	1.00%	Estimated return:	12.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2004	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	4y 2m
Credit score:	640-659 (Apr-2010)	Total credit lines:	8	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,964	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	professional-duty9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off surgery
Purpose of loan:
This loan will be used to?
pay off my surgery debt.
My financial situation:
I am a good candidate for this loan because?
I can pay it off and pay more than the monthly payment if allowed.
Monthly net income: $
2,000
Monthly expenses: $
??Housing: $ o
??Insurance: $ 135
??Car expenses: $ 60-70
??Utilities: $ 0
??Phone, cable, internet: $ 90
??Food, entertainment: $ 90- 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 370
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

foothillender	$25.00	$25.00	4/30/2010 8:20:51 AM
transaction-circuit	$25.00	$25.00	5/3/2010 4:55:56 PM
orange-pound-party	$39.36	$39.36	5/5/2010 7:27:34 PM
LeoBUSIIT	$25.00	$25.00	5/6/2010 8:10:02 AM
platinum-enlightenment	$32.65	$32.65	5/6/2010 9:36:57 AM
Leshan	$25.00	$25.00	5/6/2010 9:00:53 AM
Silverling6	$25.00	$25.00	5/6/2010 9:42:35 AM
catb	$73.00	$73.00	5/6/2010 10:44:12 AM
DasMula	$25.00	$25.00	5/6/2010 2:12:04 PM
yons88	$30.00	$30.00	5/6/2010 3:48:20 PM
Tono	$25.00	$25.00	5/6/2010 4:00:53 PM
YoungTaxMan	$50.00	$50.00	5/6/2010 4:09:59 PM
shellback13	$50.00	$50.00	5/4/2010 5:31:58 PM
truth-trapper	$25.00	$25.00	5/4/2010 6:36:09 PM
SolarMoonshine	$25.00	$25.00	5/5/2010 5:13:27 PM
Astyanax	$30.00	$30.00	5/6/2010 10:49:49 AM
RecoveryLender	$25.00	$25.00	5/6/2010 11:17:15 AM
bonafide-commitment2	$25.00	$25.00	5/6/2010 10:38:45 AM
DasMula	$25.00	$25.00	5/6/2010 2:12:16 PM
DasMula	$25.00	$25.00	5/6/2010 2:11:47 PM
point-berserker	$25.00	$25.00	5/6/2010 3:50:45 PM
balanced-balance6	$25.00	$19.99	5/6/2010 4:00:16 PM
payout-bridge	$300.00	$300.00	5/6/2010 4:07:42 PM
reflective-rupee	$25.00	$25.00	5/6/2010 4:09:01 PM
24 bids
Borrower Payment Dependent Notes Series 456406
This series of Notes was issued and sold upon the funding of the borrower loan #42384, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Apr-30-2010
				Auction end date:	May-04-2010

Starting lender yield:	13.03%	Starting borrower rate/APR:	14.03% / 16.19%	Starting monthly payment:	$119.67
Final lender yield:	12.85%	Final borrower rate/APR:	13.85% / 16.01%	Final monthly payment:	$119.37

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1997	Debt/Income ratio:	35%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	18 / 16	Length of status:	11y 3m
Credit score:	720-739 (Apr-2010)	Total credit lines:	39	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$7,444	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	peaceful-listing4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Credit Cards
Purpose of loan:
This loan will be used to pay off a credit card with a high interest rate.????

My financial situation:
I am a good candidate for this loan because I have been employed with the same company for over 10 years and am able to make the payments without a problem.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

KandKLegacyInvestments	$25.00	$25.00	4/30/2010 3:33:40 PM
rollin6978	$50.00	$50.00	4/30/2010 3:34:32 PM
castleman	$25.00	$25.00	4/30/2010 3:45:33 PM
DcUnited	$25.00	$25.00	4/30/2010 3:45:39 PM
Artist_Blue	$25.00	$25.00	4/30/2010 3:45:48 PM
radforj22	$25.00	$25.00	4/30/2010 3:45:21 PM
Avala	$50.00	$50.00	4/30/2010 3:48:27 PM
delicious-social132	$25.00	$25.00	4/30/2010 3:48:37 PM
loanfairy	$25.00	$25.00	4/30/2010 3:50:18 PM
dinero-speaker	$25.00	$25.00	4/30/2010 3:48:40 PM
Phantom99	$25.00	$25.00	4/30/2010 3:53:15 PM
djsvin1	$25.00	$25.00	4/30/2010 3:59:10 PM
airb0rne	$25.00	$25.00	4/30/2010 3:59:30 PM
cablenews	$50.00	$50.00	4/30/2010 3:53:58 PM
upbeat-principal	$25.00	$25.00	4/30/2010 4:11:15 PM
Kulchar	$50.00	$50.00	4/30/2010 4:11:35 PM
kindness-percolator5	$25.00	$25.00	4/30/2010 4:12:46 PM
cpblue79	$48.25	$48.25	4/30/2010 4:13:12 PM
money-floret	$35.00	$35.00	4/30/2010 4:10:49 PM
transparency-advocator	$25.00	$25.00	4/30/2010 4:13:47 PM
phredd	$50.00	$50.00	4/30/2010 4:12:37 PM
important-ore	$38.12	$38.12	4/30/2010 4:12:48 PM
cptproton	$25.00	$25.00	4/30/2010 4:13:22 PM
smart-leverage7	$25.00	$25.00	4/30/2010 4:13:37 PM
lendingstar	$25.00	$25.00	4/30/2010 4:13:49 PM
successful-agreement7	$47.73	$47.73	4/30/2010 4:14:03 PM
PRGuyinVA	$25.00	$25.00	4/30/2010 3:37:44 PM
bchen78875	$25.00	$25.00	4/30/2010 3:38:36 PM
balance6	$25.00	$25.00	4/30/2010 5:07:44 PM
Jimmiert1148	$25.00	$25.00	4/30/2010 5:28:22 PM
HamletTower	$25.00	$25.00	4/30/2010 5:27:59 PM
trade-widget1	$25.00	$25.00	4/30/2010 5:53:12 PM
Marathoner	$25.00	$25.00	4/30/2010 3:45:00 PM
JGB	$25.00	$25.00	4/30/2010 3:48:51 PM
balanced-bill7	$100.00	$100.00	4/30/2010 3:49:00 PM
thorough-exchange4	$25.00	$25.00	4/30/2010 3:49:04 PM
bonus-adventure3	$25.00	$25.00	4/30/2010 3:51:26 PM
Slend49	$25.00	$25.00	4/30/2010 4:00:31 PM
peb44	$25.00	$25.00	4/30/2010 4:10:53 PM
sharkm	$35.00	$35.00	4/30/2010 4:11:26 PM
orange-preeminant-bill	$100.00	$100.00	4/30/2010 4:13:04 PM
atmaan	$25.00	$25.00	4/30/2010 4:13:44 PM
Eric15378	$41.87	$41.87	4/30/2010 4:25:49 PM
investor7257	$25.00	$25.00	5/2/2010 10:11:22 PM
sloak	$25.00	$25.00	5/2/2010 10:16:25 PM
drawseeker	$25.00	$25.00	5/3/2010 2:55:39 AM
LandE2BG	$25.00	$25.00	5/3/2010 2:01:44 AM
wwwUniversal	$25.00	$25.00	5/3/2010 4:26:01 AM
basis-prodigy	$25.00	$25.00	4/30/2010 3:38:20 PM
finance-prescription	$100.00	$100.00	4/30/2010 3:45:28 PM
Comoparklender	$30.00	$30.00	4/30/2010 3:44:50 PM
hrubinst	$25.00	$25.00	4/30/2010 3:48:23 PM
kind-adventurous-finance	$25.00	$25.00	4/30/2010 3:45:58 PM
interest-jedi0	$50.00	$50.00	4/30/2010 3:48:53 PM
integrity-doctor	$100.00	$100.00	4/30/2010 3:48:56 PM
life-is-great	$25.00	$25.00	4/30/2010 3:49:58 PM
ddog0224	$25.00	$25.00	4/30/2010 3:50:11 PM
ichibon	$75.00	$75.00	4/30/2010 3:52:15 PM
magnificent-reward9	$25.00	$25.00	4/30/2010 3:53:37 PM
the-profit-oracle	$25.00	$25.00	4/30/2010 3:52:35 PM
fishintime	$25.00	$25.00	4/30/2010 3:52:53 PM
greeninspirit	$25.00	$25.00	4/30/2010 3:54:04 PM
miamibeachloaner	$25.00	$25.00	4/30/2010 4:10:51 PM
organic-income5	$40.00	$40.00	4/30/2010 4:11:30 PM
shrewd-peace7	$25.00	$25.00	4/30/2010 4:13:00 PM
gain-bridge	$25.00	$25.00	4/30/2010 4:10:46 PM
sgt-schultz	$50.00	$50.00	4/30/2010 4:13:42 PM
platinum-sorcerer6	$25.00	$25.00	4/30/2010 4:13:50 PM
phaded	$25.00	$25.00	4/30/2010 4:13:55 PM
a-consummate-camaraderi	$50.00	$50.00	4/30/2010 4:14:13 PM
self-reliant-integrity0	$50.00	$50.00	4/30/2010 4:14:16 PM
nickel-ferret	$25.00	$25.00	4/30/2010 4:12:49 PM
34bcp23	$25.00	$25.00	4/30/2010 4:13:38 PM
aggielender	$25.00	$25.00	4/30/2010 4:13:45 PM
sarisai	$26.93	$26.93	4/30/2010 4:14:04 PM
calm-deal7	$25.00	$25.00	4/30/2010 4:14:12 PM
gold-disk	$100.00	$100.00	4/30/2010 3:38:37 PM
HHP	$25.00	$25.00	4/30/2010 4:26:52 PM
coup173	$25.00	$25.00	4/30/2010 4:27:05 PM
studious-bonus7	$50.00	$50.00	4/30/2010 4:32:41 PM
teller	$25.00	$25.00	4/30/2010 5:27:43 PM
unassassinable	$25.00	$25.00	4/30/2010 3:48:46 PM
GiantAardvark	$25.00	$25.00	4/30/2010 3:49:03 PM
return-eclipse0	$25.00	$25.00	4/30/2010 4:11:17 PM
stable-nickel	$25.00	$25.00	4/30/2010 4:12:52 PM
ideal-platinum1	$25.00	$25.00	4/30/2010 4:13:17 PM
gracej	$25.00	$25.00	4/30/2010 4:13:46 PM
value-dna	$33.28	$33.28	4/30/2010 4:14:17 PM
texrob20	$25.00	$25.00	4/30/2010 4:24:28 PM
the-money-gargantuan	$25.00	$25.00	4/30/2010 4:26:05 PM
thoughtful-capital1	$25.00	$25.00	4/30/2010 5:12:44 PM
inventive-wealth2	$25.00	$25.00	5/2/2010 9:21:30 PM
GoldenTrout	$25.00	$25.00	5/2/2010 9:25:48 PM
bigdogsafety1	$25.00	$25.00	5/2/2010 9:37:07 PM
tenny321	$25.00	$25.00	5/2/2010 9:30:45 PM
generous-deal6	$25.00	$25.00	5/2/2010 10:00:48 PM
progressive-asset	$100.00	$100.00	5/3/2010 4:25:39 AM
gentle-gold	$25.00	$25.00	5/3/2010 4:41:06 AM
worth-arch	$25.00	$25.00	5/3/2010 4:17:36 AM
nbhz60a	$25.00	$25.00	5/3/2010 4:31:45 AM
boater01	$29.82	$3.82	5/3/2010 4:45:52 AM
dgagli1	$40.00	$40.00	5/3/2010 8:19:27 AM
FinanceEngine	$30.00	$30.00	5/3/2010 9:40:29 AM
credit-panda1	$50.00	$50.00	5/3/2010 12:31:27 PM
104 bids
Borrower Payment Dependent Notes Series 456434
This series of Notes was issued and sold upon the funding of the borrower loan #42418, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,600.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$49.50
Final lender yield:	6.05%	Final borrower rate/APR:	7.05% / 7.39%	Final monthly payment:	$49.44

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	9%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	8y 7m
Credit score:	820-839 (Apr-2010)	Total credit lines:	24	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$3,144	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	6%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	proud-credit1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Consolidaton
Purpose of loan:
This loan will be used to pay off high a interest credit card.

My financial situation:
I am a good candidate for this loan because I have excellent credit.? I pride myself on ensuring that all of my family's bills are paid each month.? I have always paid back all my previous loans.? I finished paying off a five year car loan for my 2004 Toyota Scion XB last year.? I?do not want to pay 14% interest for my $1,600 credit card debt.? I guarantee that I will not default.? Thanks for helping!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

epicanthal	$25.00	$25.00	4/29/2010 4:24:07 PM
iolaire	$25.00	$25.00	4/29/2010 4:40:33 PM
wwwUniversal	$25.00	$25.00	4/29/2010 4:45:50 PM
F_r_e_d_s__B_a_n_k	$50.00	$50.00	4/29/2010 4:45:27 PM
cloud8	$30.69	$30.69	4/29/2010 5:10:40 PM
blot44	$25.00	$25.00	4/29/2010 5:58:13 PM
dontscrewmeover1	$25.00	$25.00	4/29/2010 6:39:39 PM
smarva	$25.00	$25.00	4/30/2010 6:35:14 AM
julijask	$35.00	$35.00	4/30/2010 9:29:07 AM
giovani	$25.00	$25.00	5/3/2010 1:57:56 AM
Moneypenny6	$25.00	$25.00	5/3/2010 11:24:43 AM
Brisket_Bob	$25.00	$25.00	5/3/2010 6:59:04 PM
selector568	$250.00	$250.00	5/4/2010 10:11:50 AM
kgeezy	$100.00	$100.00	5/5/2010 5:49:53 AM
ToloUSN	$50.00	$50.00	5/5/2010 8:53:32 AM
springpanda	$25.00	$25.00	5/5/2010 11:53:34 AM
freetolive	$25.00	$25.00	5/5/2010 9:30:32 PM
wonderous-power	$25.00	$25.00	5/6/2010 2:35:08 AM
octoberfresh	$25.00	$25.00	5/6/2010 6:53:07 AM
bonus-adventure3	$50.00	$50.00	5/6/2010 7:40:32 AM
3musketeers	$50.00	$50.00	5/6/2010 7:50:49 AM
eCapital	$25.00	$25.00	5/6/2010 12:42:05 PM
StocksMan	$25.00	$25.00	5/6/2010 4:10:43 PM
microloan-green	$25.00	$25.00	4/29/2010 4:31:37 PM
HealthAndSafety	$100.00	$100.00	4/30/2010 11:15:10 AM
jehopper5	$25.00	$25.00	5/3/2010 9:20:19 AM
surfsider123	$25.00	$25.00	5/3/2010 3:45:35 PM
RandyL3	$99.00	$99.00	5/3/2010 4:41:40 PM
Approved	$25.00	$25.00	5/3/2010 7:22:32 PM
emjaybee	$25.00	$25.00	5/4/2010 3:49:09 AM
paul1	$50.00	$50.00	5/4/2010 12:21:44 PM
UCSBGAUCHOS	$25.00	$25.00	5/5/2010 1:24:17 PM
slwholesales	$25.00	$25.00	5/5/2010 7:44:27 PM
khamlagirl	$25.00	$25.00	5/5/2010 6:30:05 PM
LeoBUSIIT	$25.00	$25.00	5/6/2010 8:10:40 AM
redtilapia	$25.00	$25.00	5/6/2010 9:35:01 AM
persistent-value3	$54.69	$54.69	5/6/2010 10:59:35 AM
Druidsoft	$50.00	$30.62	5/6/2010 3:10:58 PM
StocksMan	$25.00	$25.00	5/6/2010 4:10:18 PM
39 bids
Borrower Payment Dependent Notes Series 456678
This series of Notes was issued and sold upon the funding of the borrower loan #42415, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	May-03-2010
				Auction end date:	May-07-2010

Starting lender yield:	12.85%	Starting borrower rate/APR:	13.85% / 16.01%	Starting monthly payment:	$136.42
Final lender yield:	12.85%	Final borrower rate/APR:	13.85% / 16.01%	Final monthly payment:	$136.42

Auction yield range:	6.04% - 12.85%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1993	Debt/Income ratio:	3%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	7y 7m
Credit score:	720-739 (Apr-2010)	Total credit lines:	18	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$290	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	windandsolar1	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Renewable Energy Inventory
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What type of inventory specifically will this loan purchase? Which states will this business serve? - ScoopnDots
A: Thank you for your question! The funding will provide us the ability to purchase inventory for two solar installations that we have. Between the two projects- $20k of materials are needed. We have funded the remaining $16k from the business funds. Examples of materials are- solar panels, mounting hardware, electrical disconnects, etc. We are focusing our efforts on Indiana, Michigan and Illinois at this time with future expansion into the entire Midwest. (May-03-2010)
Q: Thanks for the quick response! I think I bid on your previous posting under Midwest Solar. Did you withdraw the earlier bid and why? - ScoopnDots
A: Yes, I did have an earlier listing for $7k but I withdrew it because our funding needs changed down to $4k. I just completed a job and reivested 100% of the profits back into the business. (May-03-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Avala	$50.00	$50.00	5/3/2010 6:54:19 PM
JGB	$25.00	$25.00	5/3/2010 6:54:36 PM
balanced-bill7	$100.00	$100.00	5/3/2010 6:54:54 PM
life-is-great	$25.00	$25.00	5/3/2010 6:55:34 PM
ddog0224	$25.00	$25.00	5/3/2010 6:55:50 PM
interest-jedi0	$50.00	$50.00	5/3/2010 6:54:41 PM
bonus-adventure3	$25.00	$25.00	5/3/2010 6:56:23 PM
studious-bonus7	$50.00	$50.00	5/3/2010 6:57:45 PM
thoughtful-capital1	$25.00	$25.00	5/3/2010 6:57:54 PM
ichibon	$75.00	$75.00	5/3/2010 6:56:30 PM
Phantom99	$25.00	$25.00	5/3/2010 6:57:07 PM
rollin6978	$50.00	$50.00	5/3/2010 7:07:59 PM
gold-disk	$100.00	$100.00	5/3/2010 7:12:40 PM
Comoparklender	$30.00	$30.00	5/3/2010 7:12:53 PM
DcUnited	$25.00	$25.00	5/3/2010 7:13:09 PM
Marathoner	$25.00	$25.00	5/3/2010 7:12:59 PM
finance-prescription	$100.00	$100.00	5/3/2010 7:13:04 PM
hrubinst	$25.00	$25.00	5/3/2010 7:13:19 PM
Reinadog9	$50.00	$50.00	5/3/2010 9:43:44 PM
ScoopnDots	$749.00	$749.00	5/3/2010 10:20:33 PM
bowdish1	$25.00	$25.00	5/4/2010 3:19:47 AM
bchen78875	$25.00	$25.00	5/4/2010 2:45:35 AM
radforj22	$25.00	$25.00	5/4/2010 8:39:57 AM
the-bid-sorcerer	$25.00	$25.00	5/4/2010 9:45:23 AM
AF-Chief	$28.00	$28.00	5/4/2010 9:52:51 AM
engaging-worth	$25.00	$25.00	5/4/2010 9:53:33 AM
fcukciti	$50.00	$50.00	5/4/2010 9:53:31 AM
sgt-schultz	$50.00	$50.00	5/4/2010 9:54:31 AM
orderly-leverage	$40.00	$40.00	5/4/2010 9:54:38 AM
FinDoc	$25.00	$25.00	5/4/2010 9:50:30 AM
platinum-rapture6	$25.00	$25.00	5/4/2010 9:52:56 AM
sarisai	$101.00	$101.00	5/4/2010 9:53:28 AM
shrewd-peace7	$25.00	$25.00	5/4/2010 9:54:34 AM
buckyhead2000	$25.00	$25.00	5/4/2010 10:10:20 AM
mosby	$50.00	$50.00	5/4/2010 10:23:03 AM
GeorgiaGator	$50.00	$50.00	5/4/2010 4:11:51 PM
Sven79	$50.00	$50.00	5/4/2010 5:10:17 PM
deal-pledge	$25.00	$25.00	5/4/2010 10:07:50 PM
MrBadExample	$221.00	$221.00	5/5/2010 6:27:14 AM
availableloan	$25.00	$25.00	5/5/2010 3:43:05 PM
FinanceEngine	$25.00	$25.00	5/6/2010 7:20:29 AM
natural-affluence4	$25.00	$25.00	5/6/2010 1:40:54 PM
calm-platinum8	$25.00	$25.00	5/6/2010 4:24:42 PM
marala4285	$25.00	$25.00	5/6/2010 7:28:14 PM
dinero-speaker	$25.00	$25.00	5/3/2010 6:54:27 PM
GiantAardvark	$25.00	$25.00	5/3/2010 6:55:00 PM
unassassinable	$25.00	$25.00	5/3/2010 6:54:32 PM
loanfairy	$25.00	$25.00	5/3/2010 6:56:00 PM
thorough-exchange4	$25.00	$25.00	5/3/2010 6:55:06 PM
the-profit-oracle	$25.00	$25.00	5/3/2010 6:56:41 PM
teller	$25.00	$25.00	5/3/2010 6:57:59 PM
fishintime	$25.00	$25.00	5/3/2010 6:56:54 PM
worth-arch	$25.00	$25.00	5/3/2010 6:58:33 PM
greeninspirit	$25.00	$25.00	5/3/2010 6:57:31 PM
the-payout-hug	$25.00	$25.00	5/3/2010 6:59:38 PM
KandKLegacyInvestments	$25.00	$25.00	5/3/2010 7:06:09 PM
Havana21	$50.00	$50.00	5/3/2010 6:59:42 PM
generous-deal6	$25.00	$25.00	5/3/2010 7:00:57 PM
PRGuyinVA	$25.00	$25.00	5/3/2010 7:12:33 PM
basis-prodigy	$25.00	$25.00	5/3/2010 7:12:36 PM
castleman	$25.00	$25.00	5/3/2010 7:13:07 PM
Artist_Blue	$25.00	$25.00	5/3/2010 7:13:11 PM
psztnrw	$100.00	$100.00	5/3/2010 7:55:52 PM
Moneypenny6	$25.00	$25.00	5/4/2010 6:45:11 AM
credit-panda1	$50.00	$50.00	5/4/2010 7:33:29 AM
Banker7371	$25.00	$25.00	5/4/2010 8:18:45 AM
integrity-doctor	$100.00	$100.00	5/4/2010 8:38:12 AM
lucrative-dollar	$25.00	$25.00	5/4/2010 9:44:10 AM
magnificent-reward9	$25.00	$25.00	5/4/2010 9:53:15 AM
cablenews	$50.00	$50.00	5/4/2010 9:53:23 AM
irrelevant	$25.00	$25.00	5/4/2010 9:53:45 AM
HamletTower	$25.00	$25.00	5/4/2010 9:54:32 AM
mmckune	$25.00	$21.00	5/4/2010 9:54:44 AM
bondhedger	$25.00	$25.00	5/4/2010 10:06:29 AM
funds-rascal	$25.00	$25.00	5/4/2010 9:52:57 AM
jrbill1998	$50.00	$50.00	5/4/2010 9:53:56 AM
rider350	$25.00	$25.00	5/4/2010 9:54:28 AM
transparency-advocator	$25.00	$25.00	5/4/2010 9:54:36 AM
wwwUniversal	$25.00	$25.00	5/4/2010 10:25:40 AM
healingangel22	$25.00	$25.00	5/4/2010 8:53:58 PM
totoro	$25.00	$25.00	5/5/2010 4:17:46 AM
drysdale-sd	$25.00	$25.00	5/5/2010 10:51:10 AM
blissful-note7	$25.00	$25.00	5/6/2010 2:43:43 AM
lenderinnevada	$60.00	$60.00	5/6/2010 12:31:46 PM
Cory79	$25.00	$25.00	5/6/2010 6:42:20 PM
himanshuko	$25.00	$25.00	5/6/2010 9:52:24 PM
steady-dime	$25.00	$25.00	5/7/2010 5:26:02 AM
87 bids
Borrower Payment Dependent Notes Series 456866
This series of Notes was issued and sold upon the funding of the borrower loan #42402, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	May-04-2010
				Auction end date:	May-07-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$80.85

Auction yield range:	11.04% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1991	Debt/Income ratio:	8%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	24y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	29	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$783	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	25
Screen name:	return-shooter3	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards and a loan
Purpose of loan:
Pay off credit card and high interest loan

My financial situation:
I am divorced and have two kids in college and paying two mortgages.

Monthly net income: $
4000.00
Monthly expenses: $
??Housing: $ 2000????
??Insurance: $ 83
??Car expenses: $ 220
??Utilities: $ 300
??Phone, cable, internet: $ 120
??Food, entertainment: $ 200
??Clothing, household expenses $ 60
??Credit cards and other loans: $ 220
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

social-conductor4	$25.00	$25.00	5/4/2010 4:28:15 PM
honorable-yield	$35.00	$35.00	5/4/2010 4:33:12 PM
Phantom99	$25.00	$25.00	5/4/2010 4:34:11 PM
payment-gusto	$25.00	$25.00	5/4/2010 4:35:01 PM
gelidfrank	$25.00	$25.00	5/4/2010 4:38:32 PM
return-eclipse0	$25.00	$25.00	5/4/2010 4:38:42 PM
orderly-leverage	$30.00	$30.00	5/4/2010 4:38:46 PM
deal-hickory5	$25.00	$25.00	5/4/2010 4:38:56 PM
actvtrdr	$35.00	$35.00	5/4/2010 4:38:48 PM
MARWARISETH	$25.00	$25.00	5/4/2010 4:38:58 PM
red-favorable-basis	$25.00	$25.00	5/4/2010 4:39:31 PM
cablenews	$25.00	$25.00	5/4/2010 4:39:07 PM
personal-lender	$25.00	$25.00	5/4/2010 4:39:12 PM
Artist_Blue	$25.00	$25.00	5/4/2010 4:39:43 PM
Zolton	$200.00	$200.00	5/4/2010 4:39:16 PM
DcUnited	$25.00	$25.00	5/4/2010 4:39:48 PM
greenwell	$25.00	$25.00	5/4/2010 4:39:27 PM
Streetfighter	$50.00	$50.00	5/4/2010 4:39:36 PM
Havana21	$50.00	$50.00	5/4/2010 4:35:45 PM
unforgettable-order9	$25.00	$25.00	5/4/2010 4:39:40 PM
copper	$30.00	$30.00	5/4/2010 4:38:38 PM
reward-adventure	$30.00	$30.00	5/4/2010 4:38:44 PM
supreme-hope	$25.00	$25.00	5/4/2010 4:39:02 PM
balanced-bill7	$75.00	$75.00	5/4/2010 4:39:51 PM
the-bid-sorcerer	$25.00	$25.00	5/4/2010 4:44:14 PM
asiaratt	$100.00	$100.00	5/4/2010 4:43:51 PM
wwwUniversal	$25.00	$25.00	5/4/2010 5:11:10 PM
MrUnderhill	$50.00	$50.00	5/4/2010 4:47:44 PM
finance-prescription	$100.00	$100.00	5/4/2010 5:10:57 PM
transaction-circuit	$25.00	$25.00	5/4/2010 4:48:39 PM
djsvin1	$25.00	$25.00	5/4/2010 4:48:44 PM
S-Master	$25.00	$25.00	5/5/2010 11:11:32 AM
FinanceEngine	$25.00	$25.00	5/7/2010 10:26:50 AM
shrewd-peace7	$50.00	$50.00	5/4/2010 4:28:17 PM
funds-rascal	$25.00	$25.00	5/4/2010 4:33:10 PM
authoritative-capital	$25.00	$25.00	5/4/2010 4:35:40 PM
Comoparklender	$25.00	$25.00	5/4/2010 4:37:06 PM
generous-deal6	$25.00	$25.00	5/4/2010 4:36:31 PM
dime-producer	$25.00	$25.00	5/4/2010 4:38:19 PM
basis-prodigy	$25.00	$25.00	5/4/2010 4:38:24 PM
unforgettable-fund2	$25.00	$25.00	5/4/2010 4:39:05 PM
Rattlehead	$25.00	$25.00	5/4/2010 4:39:33 PM
ukstevenhawaii	$50.00	$50.00	5/4/2010 4:39:19 PM
worth-arch	$25.00	$25.00	5/4/2010 4:35:25 PM
autonomous-truth	$25.00	$25.00	5/4/2010 4:39:45 PM
marketplace-buckeye	$25.00	$25.00	5/4/2010 4:39:56 PM
yeti888	$25.00	$25.00	5/4/2010 4:36:40 PM
life-is-great	$25.00	$25.00	5/4/2010 4:41:29 PM
GiantAardvark	$25.00	$25.00	5/4/2010 4:38:52 PM
JGB	$25.00	$25.00	5/4/2010 4:39:00 PM
rhin0cerx	$50.00	$50.00	5/4/2010 4:39:23 PM
lucrative-dollar	$25.00	$25.00	5/4/2010 4:44:12 PM
aasx1108	$25.00	$25.00	5/4/2010 4:59:06 PM
AlexTrep	$25.00	$25.00	5/4/2010 4:48:30 PM
castleman	$25.00	$15.00	5/4/2010 4:59:37 PM
dgagli1	$25.00	$25.00	5/5/2010 6:50:12 AM
SolarMoonshine	$25.00	$25.00	5/6/2010 5:37:03 PM
market-pudding	$25.00	$25.00	5/7/2010 1:40:23 AM
58 bids
Borrower Payment Dependent Notes Series 447225
This series of Notes was issued and sold upon the funding of the borrower loan #42412, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	May-04-2010
				Auction end date:	May-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	33.00%	Final borrower rate/APR:	34.00% / 38.13%	Final monthly payment:	$44.67

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	16.22%
Lender servicing fee:	1.00%	Estimated return:	16.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1983	Debt/Income ratio:	43%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 13	Length of status:	16y 3m
Credit score:	600-619 (Apr-2010)	Total credit lines:	30	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$14,527	Stated income:	$25,000-$49,999
Amount delinquent:	$724	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	28
Screen name:	sunnyoutlook	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	600-619 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	600-619 (May-2008)
Principal balance:	$1,716.22	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
My personal loan for my business
Purpose of loan:
This loan will be used to?
Purchase Software for my Business
My financial situation:
I am a good candidate for this loan because?
I have always honored my obligations and pay my bills. I have worked as a medical transcriptionist for over 15 years and have always had a steady flow of work and income. Over the years, I have acquired heavy credit card debt. However, I've gotten my act together, so to speak, and I am determined to pay off my credit card debt. ?I just wish I had wised up years ago!?

This is my second Prosper loan.? The first loan was used to pay off a high interest credit card balance, which has saved so much in interest.? I only have 1 year to go, and my first loan will be paid in full.? Since that time, I have been able to reduce my credit card interest rates and all of my revolving debt will be paid off in 3 years.? I acquired heavy credit card debt several years ago while caring for aging and ill parents, but I'm well on the road to getting this debt paid.?

My income has increased since my last loan.? I took on extra accounts and now make $3000-3500 per month.? My husband takes care of all our family expenses, mortgage, utilities, groceries, everything. My income is used solely to pay the credit card debt that I have incurred.? At this point, my income is?used to pay nothing but the credit card debt and a few miscellaneous household expenses.??My goal is to be out of credit card debt in three years or less. I have already begun the extra work needed to help me achieve this goal and?have worked out a plan for payment amounts that I need to make in order to make this happen. I feel better already just knowing that I have a solid plan.?

This loan would be?used?to purchase software for my medical transcription business, which would allow me to add additional accounts and increase my income.?

Thank you very much in advance for considering me.

Monthly net income: $ 3000. With extra job $3500

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 1400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$50.00	$50.00	5/4/2010 4:32:19 PM
Dave_Cashflow	$25.00	$25.00	5/4/2010 4:54:20 PM
jojofrankie	$100.69	$100.69	5/6/2010 4:51:34 PM
CommunityArts_Non-profit	$50.00	$50.00	5/6/2010 5:46:02 PM
autonomous-power	$35.00	$35.00	5/6/2010 8:46:21 PM
adventure0	$75.00	$75.00	5/6/2010 8:30:33 PM
amor1962	$25.00	$25.00	5/7/2010 4:42:22 AM
finance-prescription	$50.00	$50.00	5/4/2010 4:42:27 PM
YoungTaxMan	$50.00	$14.31	5/4/2010 4:57:40 PM
Iceman1347	$25.00	$25.00	5/6/2010 9:15:07 AM
icanhasloanz	$100.00	$100.00	5/6/2010 3:21:38 AM
Aberdeen	$400.00	$400.00	5/6/2010 11:53:35 AM
Ronnieboy888	$25.00	$25.00	5/6/2010 10:53:37 PM
unassuming-market7	$25.00	$25.00	5/7/2010 3:38:34 AM
14 bids
Borrower Payment Dependent Notes Series 455701
This series of Notes was issued and sold upon the funding of the borrower loan #42403, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$46.40
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$46.38

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	1%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	0y 6m
Credit score:	740-759 (Apr-2010)	Total credit lines:	4	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$1,218	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Gmo41	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Social Venture Inventory Expansion
This loan will be used to fund an inventory expansion for Chaka MarketBridge. Chaka MarketBridge helps artisans in Nicaragua. The artisans use their trade and businesses to provide for their families and make a meaningful impact in their communities.

Chaka buys products from these artisans, allowing them access to greater demand and higher sales, helping them to keep their businesses solvent. To learn more, please visit our website at http://www.chakamarketbridge.com

This business is a venture that four partners and I work at on the side. I have a secure full-time day job, as do my partners. I have worked hard to obtain my excellent credit rating and will do what it takes to maintain it. I can safely make the payments on this loan with my own income, as well as significant savings.

Please help my partners and I make a difference in the lives of Nicaraguan artisans. Thanks for your consideration!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bchen78875	$50.00	$50.00	4/29/2010 4:08:23 PM
bradny	$25.00	$25.00	4/29/2010 4:08:50 PM
life-is-great	$25.00	$25.00	4/29/2010 4:08:34 PM
1phantom	$50.00	$50.00	4/29/2010 4:08:42 PM
platinum-rapture6	$25.00	$25.00	4/29/2010 4:08:47 PM
markwms	$25.00	$25.00	4/29/2010 4:21:29 PM
jasperpants	$25.00	$3.23	4/29/2010 4:21:35 PM
dumbass	$25.00	$25.00	4/29/2010 4:10:04 PM
buckyhead2000	$25.00	$25.00	4/29/2010 4:11:19 PM
GCCPartners	$25.00	$25.00	4/29/2010 4:20:36 PM
Gunjin	$25.00	$25.00	4/29/2010 4:09:02 PM
wwwUniversal	$25.00	$25.00	4/29/2010 4:45:49 PM
blot44	$25.00	$25.00	4/29/2010 6:00:14 PM
pdude	$25.00	$25.00	4/30/2010 7:01:52 AM
SpotLending	$25.00	$25.00	4/30/2010 4:06:05 PM
giovani	$25.00	$25.00	5/3/2010 1:50:35 AM
id26709	$28.09	$28.09	5/3/2010 10:38:10 AM
Moneypenny6	$25.00	$25.00	5/3/2010 11:24:00 AM
RandyL3	$99.00	$99.00	5/3/2010 4:41:31 PM
Brisket_Bob	$25.00	$25.00	5/3/2010 6:55:06 PM
Approved	$25.00	$25.00	5/3/2010 7:22:31 PM
Chesterite	$25.00	$25.00	5/4/2010 11:24:52 AM
sdcc72	$25.00	$25.00	5/5/2010 7:40:16 AM
springpanda	$25.00	$25.00	5/5/2010 11:48:50 AM
Tsimmeej	$25.00	$25.00	5/5/2010 5:21:06 PM
freetolive	$25.00	$25.00	5/5/2010 9:28:52 PM
jsnryn	$25.00	$25.00	5/6/2010 7:12:52 AM
persistent-value3	$54.68	$54.68	5/6/2010 10:57:30 AM
bonus-adventure3	$50.00	$50.00	5/6/2010 7:36:30 AM
natural-affluence4	$50.00	$50.00	5/6/2010 1:12:33 PM
jeffpac	$55.00	$55.00	4/29/2010 4:09:44 PM
morpholog	$25.00	$25.00	4/29/2010 4:10:08 PM
majormoves1	$25.00	$25.00	4/29/2010 4:20:19 PM
Ponies88	$25.00	$25.00	4/29/2010 4:20:23 PM
Merganser	$25.00	$25.00	4/29/2010 4:08:15 PM
Veridic	$25.00	$25.00	4/29/2010 4:09:13 PM
julijask	$35.00	$35.00	4/29/2010 4:10:54 PM
TCayce	$25.00	$25.00	4/29/2010 4:11:03 PM
LTR	$25.00	$25.00	4/29/2010 4:20:34 PM
rmsyvt	$25.00	$25.00	4/29/2010 4:20:37 PM
KandKLegacyInvestments	$25.00	$25.00	4/29/2010 4:20:59 PM
iolaire	$25.00	$25.00	4/29/2010 4:40:30 PM
engaging-worth	$25.00	$25.00	4/29/2010 4:08:58 PM
BiggestG	$25.00	$25.00	4/29/2010 4:09:57 PM
HealthAndSafety	$100.00	$100.00	4/30/2010 11:13:57 AM
octoberfresh	$25.00	$25.00	5/5/2010 6:55:43 AM
khamlagirl	$25.00	$25.00	5/5/2010 6:27:13 PM
OzGuy609	$25.00	$25.00	5/6/2010 3:21:37 PM
48 bids
Borrower Payment Dependent Notes Series 455811
This series of Notes was issued and sold upon the funding of the borrower loan #42396, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%	Auction start date:	Apr-27-2010
				Auction end date:	May-04-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$322.51

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.26%
Lender servicing fee:	1.00%	Estimated return:	-6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2000	Debt/Income ratio:	46%
Basic (1-10):	1	Inquiries last 6m:	8	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	16 / 15	Length of status:	10y 10m
Credit score:	640-659 (Apr-2010)	Total credit lines:	34	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$27,109	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	orange-balanced-leverage	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off our high interest credit cards and line of credit.

My financial situation:
I am a good candidate for this loan because I am active duty Air Force and I have been stationed in Korea for the past year.? My wife and I ran into some financial difficulty paying for 2 households over the past year.? I am not behind on any payments to our creditors and we can pay our bills, I would just rather consolidate as much as possible into one payment at a lower interest rate and save money.? The loan application recommended I apply for $7,500, but to be completely honest, we are closer to $15,000 in debt.? I also receive a yearly bonus every year in July as part of?my last?re-enlistment. I intend to apply as much of those funds as possible to paying off this loan as soon as possible and eliminating debt. I thank you for your consideration in this matter.

Monthly net income: $

Monthly expenses: $
??Housing: $ 1149
??Insurance: $ 680 (6 months)
??Car expenses: $ 570
??Utilities: $ 300
??Phone, cable, internet: $ 220 (&cell)
??Food, entertainment: $ 250
??Clothing, household expenses $?100
??Credit cards and other loans: $ 480
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Thank you for confirming income and employment. Meets Military Credit Index. - Military-2-Military
A: Thank you for your interest in our loan! (Apr-27-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Military-2-Military	$1,000.00	$1,000.00	4/27/2010 10:11:18 AM
MilitaryLending	$2,500.00	$1,586.00	4/30/2010 5:51:01 AM
Leshan	$25.00	$25.00	5/3/2010 7:33:59 AM
loanman2007	$150.00	$150.00	4/28/2010 5:10:44 AM
arrow6	$50.00	$50.00	4/30/2010 5:25:29 PM
Kash2010lu	$35.00	$35.00	5/3/2010 11:22:23 PM
julian_rojas72	$4,314.00	$4,314.00	5/4/2010 9:07:17 AM
Bob450	$40.00	$40.00	5/4/2010 9:09:51 AM
Ogerta	$300.00	$300.00	5/4/2010 9:12:46 AM
9 bids
Borrower Payment Dependent Notes Series 455911
This series of Notes was issued and sold upon the funding of the borrower loan #42397, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%	Auction start date:	Apr-27-2010
				Auction end date:	May-04-2010

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$125.72
Final lender yield:	28.00%	Final borrower rate/APR:	29.00% / 31.36%	Final monthly payment:	$125.72

Auction yield range:	8.04% - 28.00%	Estimated loss impact:	7.67%
Lender servicing fee:	1.00%	Estimated return:	20.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1993	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 6	Length of status:	3y 1m
Credit score:	760-779 (Mar-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$642	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	gaucho211	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need 2nd truck for junk removal co.
I plan on using this loan to purchase an additional work truck for my junk removal company (similar to "Got Junk").??For the last four?months?I have been doing jobs on my own and, lately, I have been receiving many more job requests than I can take on.? Now my plan is to expand the business by purchasing an additional truck and hiring 3-5 more employees.? There is a large demand in Santa Barbara for the service I provide (I know from 3 years of experience), so I believe my company can achieve great success.?

I am a good candidate for this loan for several reasons. First off, I graduated from the University of California, Santa Barbara with a BA in business economics(Forbes ranked UCSB as being the 14th best public university in the United States for "getting rich," as judged by its students' median salaries upon graduation). I excelled in all of my upper division economics classes. In addition, I am very responsible when it comes to managing money and paying off debts. I am also a realistic person and I am aware of the fact not all businesses are successful, so even if my company doesn't reach the level of success I hoped for, I still will have the means to pay off the debt.

Why I am a very low risk candidate:

1.)???? I am young a live with roomates, so my monthly expenses (rent, utilities, cell phone, insurance, food) total only around $1600, so paying the the monthly payment for the Prosper loan will not be a problem.

2.)????? I have been receiving many more job requests than I have been able to take on.? I can guarantee that once I have an additional truck and more employees, I can handle all job requests and revenues will increase.

3.)???? I will be using the loan to acquire an asset?with high liquidity.? Although it is unlikely that I will encounter any problems with the company, if I do, I can sell the truck.

4.)???? I have a degree from a reputable college, so finding another source of income will not be a problem if I do encounter any difficulties.

5.)??? ***Another? factor that drastically increases my ability to repay the loan is the fact that I am going to be receiving a settlement as a result of some injuries I sustained in a car accident on March 14th (the other party was 100% at fault). Soon after the accident I hired a personal injury attorney and began undergoing treatment. My attorney said that I will receive the settlement after treatment is complete, which will be in 10-12 weeks. ***

Thank you for checking out my listing and please don't hesitate to ask me any questions.?

***A side note:???? The loan amount I requested went down because I obtained partial funding from my father and I found a couple of cheaper truck options.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Also, how much would the net settlement be after attorneys fees and costs? Is any of this already earmarked for other business or personal expenses? - FOFagent1
A: Although the net settlement is difficult to quantify at this point (since I still have over a month of treatment to go), the settlement values at around $7,000-$13,000. The attorney would receive 33.33%, and medical bills will be around $2000-$4000 (the higher the medical bills, the higher the settlement). None of this settlement is reserved for any future expenses. It is something I was not expecting and I am treating it as such; the money will be saved and used only when I'm in a pinch.ThkU (May-04-2010)
Q: A few questions for you: First, regarding theadditional requests you have received for work, can you quantify how much in potential new sales this would amount to? How much of these new potential sales would this new truck permit you to get? - FOFagent1
A: I usually turned down jobs over the phone, so I cannot accurately estimate the potential value of the forgone jobs. That being said, I normally tried to accept all high-end jobs and turn down the small ones (which were numerous; about 20 a week). So even if they were just $80 jobs (the minimum), with an additional truck, revenues could increase by $1600 a week on the low end. (May-04-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

sturdy-peace9	$75.00	$75.00	5/4/2010 3:42:18 PM
Borrow2Grow	$51.00	$51.00	4/27/2010 5:19:29 PM
sentimental-silver7	$25.00	$25.00	4/27/2010 7:53:22 PM
money-fort	$25.00	$25.00	4/28/2010 7:57:15 PM
loan-tycoon0	$25.00	$25.00	4/28/2010 8:58:13 PM
new-peso-concerto	$50.00	$50.00	4/29/2010 9:09:19 AM
booOST	$150.00	$67.78	4/30/2010 12:13:13 AM
SFBank	$111.52	$111.52	4/30/2010 12:03:24 PM
fillholdingsllc	$25.00	$25.00	5/3/2010 8:15:05 AM
marinade	$25.00	$25.00	5/3/2010 5:13:51 PM
reflective-rupee	$100.00	$100.00	5/4/2010 10:08:38 AM
reflective-rupee	$100.00	$100.00	5/4/2010 10:10:29 AM
reflective-rupee	$100.00	$100.00	5/4/2010 10:09:35 AM
funds-rascal	$100.00	$100.00	5/4/2010 11:16:27 AM
Chesterite	$50.00	$50.00	5/4/2010 11:11:58 AM
vigilance-searcher	$50.00	$50.00	5/4/2010 11:42:12 AM
reflective-rupee	$100.00	$100.00	5/4/2010 12:17:50 PM
Bob450	$75.00	$75.00	5/4/2010 12:37:17 PM
commerce-cologne	$25.00	$25.00	5/4/2010 1:11:50 PM
DaiUy	$25.00	$25.00	5/4/2010 11:26:15 AM
hillerod	$25.00	$25.00	5/4/2010 2:50:46 PM
bonafide-commitment2	$25.00	$25.00	5/4/2010 12:22:52 PM
well-mannered-income3	$100.00	$100.00	5/4/2010 12:36:38 PM
businessguy29	$25.00	$25.00	5/4/2010 3:11:45 PM
jtc26	$50.00	$50.00	5/4/2010 3:16:50 PM
debestof83	$29.16	$29.16	5/4/2010 3:25:48 PM
SOP_Bank	$25.00	$25.00	5/4/2010 1:47:06 PM
mckhbnpc	$25.00	$25.00	5/4/2010 4:21:23 PM
JayIsABear	$30.81	$30.81	5/4/2010 4:33:20 PM
duty-monger	$50.00	$50.00	5/4/2010 4:42:00 PM
sunny-justice9	$25.00	$25.00	5/4/2010 4:54:37 PM
foothillender	$25.00	$25.00	4/28/2010 6:37:12 AM
CommerciaLender	$25.00	$25.00	4/30/2010 6:59:10 AM
FinDoc	$25.00	$25.00	5/3/2010 6:00:44 PM
bold-attentive-listing	$100.00	$100.00	5/4/2010 9:42:02 AM
jhernand17	$25.00	$25.00	5/4/2010 9:55:20 AM
reflective-rupee	$100.00	$100.00	5/4/2010 10:09:20 AM
reflective-rupee	$100.00	$100.00	5/4/2010 10:10:11 AM
doctorgrab	$25.00	$25.00	5/4/2010 11:05:37 AM
reflective-rupee	$100.00	$100.00	5/4/2010 12:17:40 PM
Josphine	$50.00	$50.00	5/4/2010 1:09:13 PM
orange-dollar-guild	$25.00	$25.00	5/4/2010 1:09:44 PM
Pu239	$60.00	$60.00	5/4/2010 12:55:55 PM
LeoBUSIIT	$25.00	$25.00	5/4/2010 11:40:06 AM
wwwUniversal	$25.00	$25.00	5/4/2010 2:15:34 PM
YoungTaxMan	$73.12	$73.12	5/4/2010 2:30:13 PM
reflective-rupee	$100.00	$100.00	5/4/2010 12:17:59 PM
colorfulgardener	$25.00	$25.00	5/4/2010 2:43:53 PM
patriot384	$150.00	$150.00	5/4/2010 3:00:07 PM
Bob450	$25.00	$25.00	5/4/2010 12:43:19 PM
Bob450	$25.00	$25.00	5/4/2010 12:45:27 PM
steady-dime	$25.00	$25.00	5/4/2010 3:33:45 PM
dorfinia	$50.00	$50.00	5/4/2010 3:44:03 PM
DasMula	$50.00	$50.00	5/4/2010 3:25:26 PM
shalofin	$51.61	$51.61	5/4/2010 4:08:13 PM
best-listing-toro	$25.00	$25.00	5/4/2010 4:20:17 PM
transparency-tomahawk	$25.00	$25.00	5/4/2010 4:15:30 PM
justice-magnate	$25.00	$25.00	5/4/2010 3:01:09 PM
friendinmoney	$25.00	$25.00	5/4/2010 4:31:20 PM
59 bids
Borrower Payment Dependent Notes Series 456201
This series of Notes was issued and sold upon the funding of the borrower loan #42400, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	14.10%	Starting borrower rate/APR:	15.10% / 17.27%	Starting monthly payment:	$347.14
Final lender yield:	13.85%	Final borrower rate/APR:	14.85% / 17.02%	Final monthly payment:	$345.92

Auction yield range:	6.04% - 14.10%	Estimated loss impact:	5.23%
Lender servicing fee:	1.00%	Estimated return:	8.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1983	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 9	Length of status:	0y 8m
Credit score:	740-759 (Apr-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$69,262	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	thrifty-dedication	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate and reduce debt
I apologize to anyone who bid on my previous loan request, I did not provide enough detail and only 97% was funded before it expired.

Please help my daughter and I to become debt free in 36 months. For 18 months I was under employed, due to an acquisition and reorganization at my former company, Genentech. Although I worked, I made less than ? salary and used credit to bridge the gap. This loan will be used to pay off 3 credit lines at a much higher interest rates to close the accounts. Paying off these 3 credit lines would and save me $520 a month allowing me to pay off my credit cards faster.
Current high interest debt to pay off: current $900 / with loan $375
1.Citibank credit line, $5,030 at $120 month x 36 months
2.Interactions, Ltd. Loan, $2,250 at 10 payments @$360 mo
3.Espirito Santo, $3,620 at $420 month

In August I moved and took a leadership role at a digital advertising firm, Razorfish, working full time. I have 12 years of experience in this high demand discipline and hold a Masters degree from the Institute of Design at IIT. I bought my loft in San Jose, CA. In 2004 and own a second home, without a mortgage, that I rent out to people for vacation during the summer.

My financial situation:
I am an excellent candidate for this loan because I now have ample income to cover this loan, $8,408 net per month (Prosper verified) and my other commitments. In addition, I have rental income on two holiday rental properties, approximately $3,000-$5,000 year. I no longer have a car payment, and reduced my overall monthly living expenses. I have never missed a payment, my focus now is to become debt free in 36 months. Mint.com is helping me track all my expenses and manage my budget to pay off the unsecured debt.

Remaining debt:
$58,362 in Credit cards: $1,100
1.Bank of America, $48,462 at $800 month, $1,300 to pay off in 36 months
2.Chase Bank, $9,800 at $300 month, $425 to pay off in 36 months

Mortgage and rent: $3,013
1.Mortgage $2,671 month - rent at $1,975 = $696
2.Rent $1,575 month
3.Property taxes and HOA dues, $742
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you explain the Loft and two vacation homes in relation to mortgages and rent a little more clearly? - Golfmoney
A: Hello, My loft has a traditional mortgage @5.26% and is leased. The vacation homes are rented by the week, mostly in the summer and have no mortgage, rental fees cover the costs. (May-04-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loanfairy	$25.00	$25.00	4/29/2010 4:09:36 PM
bchen78875	$25.00	$25.00	4/29/2010 4:11:53 PM
stockpiler079	$25.00	$25.00	4/29/2010 4:12:42 PM
ddog0224	$25.00	$25.00	4/29/2010 4:09:11 PM
engaging-worth	$25.00	$25.00	4/29/2010 4:11:36 PM
Marathoner	$25.00	$25.00	4/29/2010 4:38:49 PM
DcUnited	$25.00	$25.00	4/29/2010 4:39:31 PM
interest-jedi0	$50.00	$50.00	4/29/2010 4:44:24 PM
integrity-doctor	$100.00	$100.00	4/29/2010 4:44:29 PM
hrubinst	$25.00	$25.00	4/29/2010 4:43:42 PM
JGB	$25.00	$25.00	4/29/2010 4:44:20 PM
GiantAardvark	$25.00	$25.00	4/29/2010 4:44:38 PM
KandKLegacyInvestments	$25.00	$25.00	4/29/2010 4:21:16 PM
Artist_Blue	$25.00	$25.00	4/29/2010 4:39:33 PM
thorough-exchange4	$25.00	$25.00	4/29/2010 4:44:42 PM
the-profit-oracle	$25.00	$25.00	4/29/2010 4:59:08 PM
ichibon	$75.00	$75.00	4/30/2010 3:27:50 AM
treasure-bliss	$100.00	$100.00	4/30/2010 4:23:01 AM
orange-preeminant-bill	$100.00	$100.00	4/30/2010 4:23:12 AM
34bcp23	$25.00	$25.00	4/30/2010 7:43:36 AM
phredd	$50.00	$50.00	4/29/2010 7:18:22 PM
lendingstar	$25.00	$25.00	4/30/2010 8:57:58 AM
jga516	$25.00	$25.00	4/30/2010 9:34:38 AM
fishintime	$25.00	$25.00	4/30/2010 10:12:38 AM
SimpleChoice	$25.00	$25.00	4/30/2010 9:35:06 AM
laughmotel	$25.00	$25.00	4/30/2010 10:13:47 AM
Ready2Loan	$25.00	$25.00	4/30/2010 10:42:37 AM
ms48105	$25.00	$25.00	4/30/2010 11:39:34 AM
magnificent-reward9	$25.00	$25.00	4/30/2010 12:12:19 PM
money-boots2	$25.00	$25.00	4/30/2010 12:28:39 PM
slartibardfast	$25.00	$25.00	4/30/2010 12:28:45 PM
calm-deal7	$25.00	$25.00	4/30/2010 11:56:15 AM
transparency-planetarium	$25.00	$25.00	4/30/2010 12:29:34 PM
authoritative-capital	$25.00	$25.00	4/30/2010 11:58:13 AM
fairness-champ7	$25.00	$25.00	4/30/2010 12:46:39 PM
3am-preacher	$25.00	$25.00	4/30/2010 12:52:53 PM
djh47a	$25.00	$25.00	4/30/2010 12:53:03 PM
czar3	$39.14	$39.14	4/30/2010 12:53:09 PM
The_Donald	$25.00	$25.00	4/30/2010 12:53:44 PM
gettingonyourfeet	$25.00	$25.00	4/30/2010 1:09:57 PM
MihirFromRedmond	$25.00	$25.00	4/30/2010 12:28:36 PM
ferocious-exchange3	$25.00	$25.00	4/30/2010 12:44:07 PM
funds-magician142	$25.00	$25.00	4/30/2010 12:45:25 PM
responsive-transaction8	$25.00	$25.00	4/30/2010 12:45:28 PM
powerful-finance7	$25.00	$25.00	4/30/2010 1:24:36 PM
schpere	$25.00	$25.00	4/30/2010 12:46:48 PM
nickel-advocator	$25.00	$25.00	4/30/2010 1:24:43 PM
influential-compassion9	$50.00	$50.00	4/30/2010 1:25:20 PM
tremendous-payment	$25.00	$25.00	4/30/2010 12:53:19 PM
market-solstice2	$25.00	$25.00	4/30/2010 1:43:42 PM
mrpowers5531	$25.00	$25.00	4/30/2010 1:48:12 PM
1fortheroad	$25.00	$25.00	4/30/2010 9:33:10 AM
ecspike	$25.00	$25.00	4/30/2010 9:33:14 AM
capital-marsupial3	$25.00	$25.00	4/30/2010 1:19:02 PM
studious-bonus7	$50.00	$50.00	4/30/2010 2:47:43 PM
time4aloan	$26.43	$26.43	4/30/2010 1:25:27 PM
iflyforfun	$25.00	$25.00	4/30/2010 1:43:40 PM
credit-panda1	$50.00	$50.00	4/30/2010 10:58:17 AM
Interstate_Rate	$34.08	$34.08	4/30/2010 11:58:23 AM
tidy-dime	$25.00	$25.00	4/30/2010 12:03:52 PM
iLoaner	$25.00	$25.00	4/30/2010 12:21:27 PM
BuffetRocks	$31.90	$31.90	4/30/2010 12:23:00 PM
heavenly-repayment4	$30.00	$30.00	4/30/2010 12:29:33 PM
WindyKid	$25.00	$25.00	4/30/2010 12:45:24 PM
Fortuno_per_commodo	$42.35	$42.35	4/30/2010 12:46:51 PM
emphatic-deal5	$25.00	$25.00	4/30/2010 12:48:06 PM
XopherMV	$25.00	$25.00	4/30/2010 12:53:43 PM
peripatetic	$25.00	$25.00	4/30/2010 12:58:45 PM
thezfunk	$25.00	$25.00	4/30/2010 1:43:37 PM
ekdroom	$25.00	$25.00	4/30/2010 1:48:47 PM
bountiful-bazaar	$25.00	$25.00	4/30/2010 2:47:47 PM
balance6	$25.00	$25.00	4/30/2010 5:07:47 PM
Eaglehigh	$25.00	$25.00	4/30/2010 5:48:47 PM
thoughtful-capital1	$25.00	$25.00	4/30/2010 5:12:45 PM
GoldenTrout	$25.00	$25.00	5/2/2010 9:25:52 PM
progressive-asset	$100.00	$100.00	5/3/2010 4:25:42 AM
F16Pilot	$25.00	$25.00	5/3/2010 8:31:29 AM
ClearLake	$25.00	$25.00	5/3/2010 9:38:43 AM
troy0868	$25.00	$25.00	5/3/2010 9:37:36 AM
REGS	$25.00	$25.00	5/3/2010 9:38:02 AM
euro-starter	$25.00	$25.00	5/3/2010 12:20:41 PM
sopsop	$42.00	$42.00	5/3/2010 3:48:35 PM
generous-deal6	$25.00	$25.00	5/3/2010 5:50:57 PM
important-ore	$31.05	$31.05	5/3/2010 6:12:56 PM
Chuck9802	$25.00	$25.00	5/3/2010 6:27:25 PM
Banker7371	$25.00	$25.00	5/4/2010 8:18:55 AM
Clambake	$50.00	$50.00	5/4/2010 8:55:22 AM
mrack	$25.00	$25.00	5/4/2010 9:46:33 AM
KiwiElf	$25.00	$25.00	5/4/2010 9:47:30 AM
sentry256	$25.00	$25.00	5/4/2010 9:48:51 AM
chipperjohnson	$25.00	$25.00	5/4/2010 9:52:02 AM
the-bid-sorcerer	$25.00	$25.00	5/4/2010 9:45:31 AM
Sven79	$50.00	$50.00	5/4/2010 9:53:02 AM
irrelevant	$25.00	$25.00	5/4/2010 9:53:41 AM
jrbill1998	$50.00	$50.00	5/4/2010 9:54:07 AM
Supernick	$50.00	$50.00	5/4/2010 9:55:01 AM
cutter21	$25.00	$25.00	5/4/2010 9:57:35 AM
shrewd-peace7	$25.00	$25.00	5/4/2010 10:13:52 AM
ttnk62918	$25.00	$25.00	5/4/2010 10:35:44 AM
LoanBrkr	$25.00	$25.00	5/4/2010 12:53:55 PM
wampum-cocktail	$25.00	$25.00	5/4/2010 12:54:22 PM
platinum-rapture6	$25.00	$25.00	5/4/2010 12:32:09 PM
rider350	$25.00	$25.00	5/4/2010 3:43:49 PM
GeorgiaGator	$50.00	$50.00	5/4/2010 4:06:55 PM
revenue-achievement	$25.00	$25.00	5/4/2010 4:47:37 PM
HawaiianHelper	$100.00	$100.00	5/5/2010 1:49:18 AM
skuba	$25.00	$25.00	5/5/2010 1:53:50 AM
brazilofmux	$51.54	$51.54	5/5/2010 4:17:41 AM
merlin981	$25.56	$25.56	5/5/2010 4:39:26 AM
SimonHova	$25.00	$25.00	5/5/2010 2:25:35 AM
FinanceEngine	$25.00	$25.00	5/5/2010 11:01:40 AM
calbertrand	$25.00	$25.00	5/5/2010 10:27:00 AM
natural-affluence4	$50.00	$50.00	5/5/2010 11:47:48 AM
ultimatepaintball	$25.00	$25.00	5/5/2010 5:21:10 PM
dollardave	$100.00	$100.00	5/5/2010 5:21:21 PM
hmarquiss4	$50.00	$50.00	5/5/2010 8:03:01 PM
Astyanax	$45.00	$45.00	5/5/2010 5:59:06 PM
finance-burger	$25.00	$25.00	5/5/2010 11:40:20 PM
CaliforniaSun	$25.00	$25.00	5/5/2010 8:37:35 PM
cttarheel	$25.00	$25.00	5/5/2010 6:26:05 PM
macotra4	$36.00	$36.00	5/6/2010 7:17:25 AM
EretzCapital	$100.00	$100.00	5/6/2010 8:48:35 AM
jodilee31	$38.88	$38.88	5/5/2010 8:48:17 PM
independent-dollar	$30.00	$30.00	5/6/2010 8:42:47 AM
HaniaGroup	$26.00	$26.00	5/6/2010 3:09:16 AM
dollar-sensor	$30.00	$30.00	5/6/2010 9:59:55 AM
chipjet	$25.00	$25.00	5/6/2010 10:20:54 AM
peaceful-cash5	$25.00	$25.00	5/6/2010 10:26:15 AM
catalystcf	$25.00	$25.00	5/6/2010 10:43:02 AM
WZ3190	$25.47	$25.47	5/6/2010 10:19:58 AM
powerful-greenback2	$25.00	$25.00	5/6/2010 11:04:02 AM
pythia	$25.00	$25.00	5/6/2010 10:58:50 AM
SpotLending	$50.00	$50.00	5/6/2010 2:01:57 PM
sfd	$50.00	$50.00	5/6/2010 10:02:28 AM
newest-phenomenal-money	$52.72	$52.72	5/6/2010 1:52:16 PM
DasMula	$25.00	$25.00	5/6/2010 2:05:33 PM
mpatrick	$50.00	$50.00	5/6/2010 2:30:11 PM
jpblan11	$25.20	$25.20	5/6/2010 3:26:33 PM
pinballwizard	$28.83	$28.83	5/6/2010 3:30:54 PM
Jazzy503	$25.00	$25.00	5/6/2010 4:03:16 PM
rockhound84	$50.00	$50.00	5/6/2010 3:19:41 PM
jpblan11	$297.00	$297.00	5/6/2010 4:04:26 PM
mmckune	$25.00	$25.00	4/29/2010 4:09:38 PM
SNH	$50.00	$50.00	4/29/2010 4:11:29 PM
PRGuyinVA	$25.00	$25.00	4/29/2010 4:10:33 PM
buckyhead2000	$25.00	$25.00	4/29/2010 4:11:22 PM
radforj22	$25.00	$25.00	4/29/2010 4:39:12 PM
castleman	$25.00	$25.00	4/29/2010 4:39:22 PM
Comoparklender	$30.00	$30.00	4/29/2010 4:38:23 PM
finance-prescription	$100.00	$100.00	4/29/2010 4:39:16 PM
kind-adventurous-finance	$25.00	$25.00	4/29/2010 4:40:01 PM
life-is-great	$25.00	$25.00	4/29/2010 4:08:32 PM
delicious-social132	$25.00	$25.00	4/29/2010 4:44:03 PM
unassassinable	$25.00	$25.00	4/29/2010 4:44:17 PM
basis-prodigy	$25.00	$25.00	4/29/2010 4:11:09 PM
gold-disk	$100.00	$100.00	4/29/2010 4:12:23 PM
bonus-adventure3	$25.00	$25.00	4/29/2010 6:57:45 PM
Avala	$50.00	$50.00	4/29/2010 4:43:58 PM
dinero-speaker	$25.00	$25.00	4/29/2010 4:44:12 PM
balanced-bill7	$100.00	$100.00	4/29/2010 4:44:34 PM
atmaan	$25.00	$25.00	4/30/2010 8:32:54 AM
self-reliant-integrity0	$50.00	$50.00	4/30/2010 9:23:22 AM
sarisai	$25.00	$25.00	4/30/2010 9:23:29 AM
gentle-note	$25.00	$25.00	4/30/2010 9:34:54 AM
intlargonaut	$30.96	$30.96	4/30/2010 10:42:38 AM
a-finance-nirvana	$25.00	$25.00	4/29/2010 10:07:43 PM
Phantom99	$25.00	$25.00	4/30/2010 10:55:20 AM
ddprice	$25.00	$25.00	4/30/2010 11:47:10 AM
inspired-contract9	$25.00	$25.00	4/30/2010 11:58:24 AM
prohelper	$25.00	$25.00	4/30/2010 12:03:46 PM
maldok1	$25.00	$25.00	4/30/2010 12:23:13 PM
bid-refresher2	$25.00	$25.00	4/30/2010 12:28:37 PM
torion	$25.00	$25.00	4/30/2010 11:57:39 AM
alamundo	$25.00	$25.00	4/30/2010 11:58:20 AM
flexible-vigilance7	$25.00	$25.00	4/30/2010 11:58:28 AM
sloak	$25.00	$25.00	4/30/2010 12:35:23 PM
fmvaulter	$25.00	$25.00	4/30/2010 12:44:24 PM
cub510	$25.00	$25.00	4/30/2010 12:45:29 PM
CAGE-Investments	$39.51	$39.51	4/30/2010 12:03:44 PM
MTlender	$25.00	$25.00	4/30/2010 12:48:20 PM
capital-web193	$25.00	$25.00	4/30/2010 12:11:56 PM
safe-finance	$25.00	$25.00	4/30/2010 12:52:41 PM
treasure-firestarter8	$25.81	$25.81	4/30/2010 12:52:49 PM
red-undaunted-kindness	$100.00	$100.00	4/30/2010 12:29:17 PM
cablenews	$50.00	$50.00	4/30/2010 1:18:20 PM
Bobafet	$25.00	$25.00	4/30/2010 12:34:53 PM
thefisherman	$25.00	$25.00	4/30/2010 12:45:22 PM
soulwork	$25.00	$25.00	4/30/2010 12:45:26 PM
PGA2	$50.00	$50.00	4/30/2010 12:46:01 PM
junctionking	$25.00	$25.00	4/30/2010 12:46:49 PM
adaptable-income	$25.00	$25.00	4/30/2010 12:52:38 PM
mpatrick	$25.00	$25.00	4/30/2010 12:59:14 PM
RG	$25.00	$25.00	4/30/2010 1:23:45 PM
Gibbyland	$25.00	$25.00	4/30/2010 1:24:49 PM
fcukciti	$49.14	$49.14	4/30/2010 1:36:03 PM
SongBirdProphecy	$25.00	$25.00	4/30/2010 2:32:40 PM
value-dna	$25.00	$25.00	4/30/2010 2:32:53 PM
dollardave	$82.52	$82.52	4/30/2010 11:39:16 AM
orderly-leverage	$40.00	$40.00	4/30/2010 11:58:08 AM
bowdish1	$50.00	$50.00	4/30/2010 12:04:03 PM
lloyd_s	$25.00	$25.00	4/30/2010 12:23:10 PM
a-studious-payment	$25.00	$25.00	4/30/2010 12:28:40 PM
Millmanator	$25.00	$25.00	4/30/2010 12:46:47 PM
balance2	$50.00	$50.00	4/30/2010 12:46:53 PM
Ripsaw4U	$25.00	$25.00	4/30/2010 12:48:07 PM
elegant-bonus	$25.00	$25.00	4/30/2010 12:53:37 PM
inspired-duty5	$33.39	$33.39	4/30/2010 1:43:36 PM
lending_well	$25.00	$25.00	4/30/2010 1:49:07 PM
icecoldcash	$71.51	$71.51	4/30/2010 2:07:38 PM
tranquil-return4	$25.00	$25.00	4/30/2010 2:25:54 PM
MrVin	$25.00	$25.00	4/30/2010 2:53:59 PM
greeninspirit	$25.00	$25.00	4/30/2010 3:06:25 PM
Fastlife	$25.00	$25.00	4/30/2010 3:12:42 PM
teller	$25.00	$25.00	4/30/2010 5:27:46 PM
bigdogsafety1	$25.00	$25.00	5/2/2010 9:37:09 PM
drawseeker	$25.00	$25.00	5/3/2010 2:55:42 AM
worth-arch	$25.00	$25.00	5/3/2010 4:17:39 AM
rockhound84	$25.00	$25.00	5/3/2010 4:41:08 AM
Rdodson11	$25.00	$25.00	5/3/2010 6:37:05 AM
Raye147	$25.00	$25.00	5/3/2010 7:26:20 AM
trapper569	$25.00	$25.00	5/3/2010 9:11:14 AM
castanets2	$25.00	$25.00	5/3/2010 9:37:29 AM
the-payout-hug	$25.00	$25.00	5/3/2010 9:12:13 AM
stable-money	$25.00	$25.00	5/3/2010 9:37:48 AM
Havana21	$50.00	$50.00	5/3/2010 9:15:39 AM
investor7257	$25.00	$25.00	5/3/2010 10:30:49 AM
108lender	$200.00	$200.00	5/3/2010 11:15:57 AM
point-berserker	$25.00	$25.00	5/3/2010 12:01:27 PM
famous-hope	$25.00	$25.00	5/3/2010 1:16:25 PM
nickel-ferret	$25.00	$25.00	5/3/2010 2:20:54 PM
NDFIRTH	$26.43	$26.43	5/3/2010 1:22:11 PM
unitedins	$25.00	$25.00	5/3/2010 2:45:49 PM
credit-superstar3	$25.00	$25.00	5/3/2010 5:01:02 PM
marinade	$50.00	$50.00	5/3/2010 5:08:55 PM
bill-expert	$25.00	$25.00	5/3/2010 5:51:10 PM
gamp	$25.00	$25.00	5/3/2010 5:31:09 PM
dinero-festivity2	$100.00	$100.00	5/3/2010 6:20:37 PM
psztnrw	$100.00	$100.00	5/3/2010 7:55:58 PM
Dahlozer	$25.00	$25.00	5/4/2010 8:37:50 AM
leftcoast52	$25.00	$25.00	5/4/2010 9:46:20 AM
lending-bear	$50.00	$50.00	5/4/2010 9:47:50 AM
bigphish	$25.00	$25.00	5/4/2010 9:48:37 AM
lucrative-dollar	$25.00	$25.00	5/4/2010 9:44:15 AM
Tradesmanlender	$25.00	$25.00	5/4/2010 9:53:21 AM
GElender	$50.00	$50.00	5/4/2010 9:54:14 AM
Gabriel02	$25.00	$25.00	5/4/2010 9:54:17 AM
don8ter	$25.00	$25.00	5/4/2010 9:54:57 AM
tdswellington	$25.00	$25.00	5/4/2010 10:06:27 AM
AF-Chief	$27.00	$27.00	5/4/2010 10:13:40 AM
Dap2005	$25.00	$25.00	5/4/2010 10:14:12 AM
csak13	$50.00	$50.00	5/4/2010 10:52:31 AM
funds-rascal	$50.00	$50.00	5/4/2010 11:26:39 AM
durability-exchanger	$25.00	$25.00	5/4/2010 2:07:30 PM
established-payout	$25.00	$25.00	5/4/2010 2:07:39 PM
loan-kung-fu	$25.00	$25.00	5/4/2010 12:21:58 PM
1phantom	$50.00	$50.00	5/4/2010 12:22:01 PM
JanLal	$25.00	$25.00	5/4/2010 12:32:08 PM
Favish	$50.00	$50.00	5/4/2010 2:28:46 PM
NJournalist	$25.00	$25.00	5/4/2010 8:14:00 PM
cptmorgin	$50.00	$50.00	5/4/2010 8:49:16 PM
carlover	$25.00	$9.60	5/5/2010 4:55:16 AM
zeelender	$25.00	$25.00	5/5/2010 4:17:35 AM
ToloUSN	$50.00	$50.00	5/5/2010 8:55:56 AM
reflective-rupee	$100.00	$100.00	5/5/2010 9:39:00 AM
blackbear	$48.95	$48.95	5/5/2010 9:39:30 AM
Golfmoney	$50.00	$50.00	5/5/2010 9:29:29 AM
principal-star	$25.00	$25.00	5/5/2010 10:29:56 AM
Grandmahoneybee	$25.00	$25.00	5/5/2010 8:23:32 PM
Crystalprop	$25.00	$25.00	5/5/2010 5:21:19 PM
JUST_shoot	$25.00	$25.00	5/5/2010 6:02:32 PM
noodles932	$28.15	$28.15	5/6/2010 4:53:39 AM
CommerciaLender	$25.00	$25.00	5/5/2010 8:14:28 PM
LeoBUSIIT	$25.00	$25.00	5/6/2010 8:08:43 AM
doctorgrab	$25.00	$25.00	5/6/2010 7:41:11 AM
maximizer	$25.00	$25.00	5/6/2010 7:55:26 AM
FloridaBookie	$25.00	$25.00	5/6/2010 5:34:06 AM
Leshan	$25.00	$25.00	5/6/2010 8:53:35 AM
iaviate1	$61.91	$61.91	5/6/2010 12:09:53 PM
lenderinnevada	$54.80	$54.80	5/6/2010 12:15:31 PM
meteoric-kindness	$25.00	$25.00	5/6/2010 12:47:38 PM
ixjoec	$28.65	$28.65	5/6/2010 3:16:07 PM
yons88	$30.00	$30.00	5/6/2010 3:28:50 PM
mustang9935	$35.00	$35.00	5/6/2010 12:58:01 PM
goblin555	$25.00	$25.00	5/6/2010 1:21:25 PM
TheLightInMe	$32.52	$32.52	5/6/2010 2:36:59 PM
285 bids
Borrower Payment Dependent Notes Series 456369
This series of Notes was issued and sold upon the funding of the borrower loan #42406, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,100.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Apr-30-2010
				Auction end date:	May-07-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 12.60%	Starting monthly payment:	$35.17
Final lender yield:	7.50%	Final borrower rate/APR:	8.50% / 11.70%	Final monthly payment:	$34.72

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1992	Debt/Income ratio:	31%
Basic (1-10):	9	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	12 / 10	Length of status:	2y 8m
Credit score:	760-779 (Apr-2010)	Total credit lines:	36	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$5,075	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	38%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jholebound	Borrower's state:	Wyoming	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	760-779 (Latest)
Principal borrowed:	$1,100.00	< 31 days late:	0 ( 0% )	700-719 (Jul-2008)
Principal balance:	$524.07	31+ days late:	0 ( 0% )
Total payments billed:	20
Description
Help with Alpaca Fiber Processing
Purpose of loan:
? I have a small 13 animal Alpaca Farm, Star Valley Alpacas? www.openherd.starvalleyalpacas.com? I will use this loan to pay for shearing costs ($325). Fiber processing at my coop ($160) www.naafp. Booth fees for 2 festivals and the weekly Star Valley Farmers Market ($270) with the remainder going to add to the approximately $700 retail in inventory I have left

My financial situation:?? My alpaca product sales has increased from $1100 in 2008 to $3300 in 2009 and I have built a loyal customer base for my yarn and finished goods. I plan to expand the number of vending opportunities this year by adding a monthly trip to both the Teton Valley and Idaho Falls Farmers Markets and am always looking for more festivals to vend in.I am always the only Alpaca producer at? these events.I also vend at no less than three Christmas Fairs. I also have monthly open farrns where I sell my products and I advertise in the local classifieds from June-Sept for the tourist season.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, How do you run the farm and work full time as an RN? I am a full time Hygienist and at one time had booked several jewelry shows a year and had a small fashion accessory store as well, but had 3 family members to help. Thanks for your answer. - Earnest_Money
A: Thanks for asking. The farm takes about 1.5 hrs a day to feed and keep the barn/pens clean. I work 3 12 hour shifts a week and have 4 days off. I have always been one to lead a full busy life and doing the shows and open houses to me is fun, not work. It is also a way to market my farm. (May-06-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

first-fund-empenada	$25.00	$25.00	4/30/2010 4:24:29 PM
healingangel22	$25.00	$25.00	5/3/2010 8:13:14 AM
Brisket_Bob	$25.00	$25.00	5/3/2010 6:59:56 PM
widowsmite	$125.00	$125.00	5/5/2010 4:45:31 AM
don'twannadance	$50.00	$50.00	5/5/2010 10:07:38 AM
don'twannadance	$50.00	$50.00	5/5/2010 10:08:05 AM
UofCMaroon	$50.00	$50.00	5/5/2010 4:07:58 PM
JGuide	$26.15	$26.15	5/5/2010 4:15:11 PM
paul1	$50.00	$41.07	5/6/2010 9:43:44 AM
loanman2007	$50.00	$50.00	5/6/2010 6:57:21 AM
heeeley	$50.00	$50.00	5/6/2010 9:05:00 AM
CoolBreezeWarlord	$50.00	$50.00	5/6/2010 6:30:54 PM
springpanda	$25.00	$25.00	5/6/2010 9:43:25 PM
himanshuko	$25.00	$25.00	5/6/2010 9:51:19 PM
ijspence	$25.00	$25.00	5/3/2010 11:16:18 AM
oheight	$25.00	$25.00	5/3/2010 6:26:35 PM
selector568	$25.00	$25.00	5/4/2010 8:54:00 AM
Mav26	$57.78	$57.78	5/4/2010 12:26:21 PM
khamlagirl	$25.00	$25.00	5/5/2010 6:32:21 PM
Megatron404	$25.00	$25.00	5/5/2010 8:34:58 PM
Earnest_Money	$25.00	$25.00	5/5/2010 9:07:42 PM
marwadi-62	$200.00	$200.00	5/6/2010 5:53:27 PM
Bito03	$25.00	$25.00	5/6/2010 8:16:09 PM
rcs2003	$25.00	$25.00	5/6/2010 10:50:50 PM
ksubd	$25.00	$25.00	5/6/2010 11:57:38 PM
25 bids
Borrower Payment Dependent Notes Series 456985
This series of Notes was issued and sold upon the funding of the borrower loan #42393, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	May-05-2010
				Auction end date:	May-06-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.39%	Starting monthly payment:	$55.67
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.39%	Final monthly payment:	$55.67

Auction yield range:	7.99% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1971	Debt/Income ratio:	17%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 12	Length of status:	4y 0m
Credit score:	680-699 (Apr-2010)	Total credit lines:	33	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$12,946	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	green-dough-superstar	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Marketing Internet Business
Purpose of loan:
This loan will be used to Purchase an online travel networking business to be marketed online.?One on one coaching will provide proven internet advertising training. The coach will also followup with prospects and close the sale. A sale will provide $500 in revenue.
I will hold back 20% of the loan to make loan payments until I am in profit.

My financial situation:
I am a good candidate for this loan because?
I have a fair credit rating and a strong desire to do whatever it takes to make money on the internet using coaches and consultants.

Monthly net income: $ 2200

Monthly expenses: $ 1910
??Housing: $ 900
??Insurance: $ 100
??Car expenses: $ 60
??Utilities: $ 100
??Phone, cable, internet: $ 40
??Food, entertainment: $ 190
??Clothing, household expenses $ 10
??Credit cards and other loans: $ 400
??Other expenses: $ 10
I will hold back 20% of the loan to make loan payments until I am in profit.

I will hold back 20% of the loan to make loan payments until I am in profit.

I will hold back 20% of the loan to make loan payments until I am in profit.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

GiantAardvark	$25.00	$25.00	5/5/2010 4:42:25 PM
balanced-bill7	$100.00	$100.00	5/5/2010 4:42:16 PM
thorough-exchange4	$25.00	$25.00	5/5/2010 4:42:35 PM
bonus-adventure3	$25.00	$25.00	5/5/2010 4:43:29 PM
fishintime	$25.00	$25.00	5/5/2010 4:44:05 PM
Havana21	$50.00	$50.00	5/5/2010 4:45:23 PM
finance-prescription	$100.00	$100.00	5/5/2010 4:50:17 PM
ichibon	$75.00	$75.00	5/5/2010 4:43:39 PM
DcUnited	$25.00	$25.00	5/5/2010 4:50:38 PM
the-profit-oracle	$25.00	$25.00	5/5/2010 4:43:52 PM
greeninspirit	$25.00	$25.00	5/5/2010 4:44:14 PM
studious-bonus7	$50.00	$50.00	5/5/2010 4:44:26 PM
worth-arch	$25.00	$25.00	5/5/2010 4:44:46 PM
JGB	$25.00	$25.00	5/5/2010 4:51:30 PM
psztnrw	$100.00	$100.00	5/5/2010 4:52:06 PM
generous-deal6	$25.00	$25.00	5/5/2010 4:45:39 PM
skuba	$25.00	$25.00	5/5/2010 4:54:49 PM
loan-kung-fu	$25.00	$20.00	5/5/2010 4:56:22 PM
castleman	$25.00	$25.00	5/5/2010 4:50:24 PM
the-bid-sorcerer	$25.00	$25.00	5/5/2010 4:52:24 PM
prohelper	$50.00	$50.00	5/5/2010 4:52:38 PM
objective-investor	$100.00	$100.00	5/5/2010 4:56:09 PM
Bank_Of_XL	$100.00	$100.00	5/5/2010 8:50:54 PM
income-fortress	$25.00	$25.00	5/5/2010 4:45:54 PM
PRGuyinVA	$25.00	$25.00	5/5/2010 4:49:35 PM
gold-disk	$100.00	$100.00	5/5/2010 4:49:44 PM
ddog0224	$25.00	$25.00	5/5/2010 4:43:14 PM
Avala	$50.00	$50.00	5/5/2010 4:51:05 PM
interest-jedi0	$50.00	$50.00	5/5/2010 4:51:41 PM
philosopher4	$25.00	$25.00	5/5/2010 4:55:50 PM
Comoparklender	$30.00	$30.00	5/5/2010 4:50:00 PM
Marathoner	$25.00	$25.00	5/5/2010 4:50:09 PM
hrubinst	$25.00	$25.00	5/5/2010 4:50:55 PM
dinero-speaker	$25.00	$25.00	5/5/2010 4:51:12 PM
Mr_Egret	$25.00	$25.00	5/5/2010 5:44:04 PM
35 bids